DUANE, MORRIS & HECKSCHER LLP            GIBBONS, DEL DEO, DOLAN,
Matthew E. Tashman, Attorney No. MT9778  GRIFFINGER & VECCHIONE, P.C.
Suite 3400                               Frank J. Vecchione, Attorney No. FV6343
51 Haddonfield Road
Cherry Hill, New Jersey 08002-4810       One Riverfront Plaza
Telephone: (609) 488-7300                Newark, New Jersey 07102-5497
                                         Telephone: (973) 5964500
OPPENHEIMER WOLFF & DONNELLY LLP
Michael B. Fisco, Attorney No. MF5692    SONNENSCHEIN NATH & ROSENTHAL
Mark G. Rabogliatti, Attorney No. MR7404 Barry N. Seidel
3400 Plaza VII                           1221 Avenue of the Americas
45 South Seventh Street                  New York, New York 10020-1089
Minneapolis, Minnesota 55402             Telephone: (212) 768-6700
Telephone: (612) 607-7000
                                         ATTORNEYS FOR CAPITAL GAMING
ATTORNEYS FOR U.S. BANK TRUST            INTERNATIONAL, INC.
NATIONAL ASSOCIATION, AS INDENTURE
TRUSTEE

                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

--------------------------------------------------------------------------------

In re:                                                   Bky. No. 96-19829 (JHW)
                                                 Hearing Date: November 16, 1998
Capital Gaming International, Inc.,              Time:         10:00 a.m.

            Debtor.                                                   Chapter 11

--------------------------------------------------------------------------------

                  NOTICE OF JOINT MOTION OF THE DEBTOR AND U.S. BANK TRUST NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, FOR AN ORDER APPROVING MODIFICATIONS
                     TO THE DEBTOR'S PLAN OF REORGANIZATION

--------------------------------------------------------------------------------

TO: All Parties on the Attached Service List

      PLEASE TAKE NOTICE that on November 16,1998, at 10:00 a.m., or as soon thereafter as counsel may be heard, Capital Gaining International, Inc., reorganized debtor herein (the "Debtor") and U.S. Bank Trust National Association, as indenture trustee (together with the Debtor, the "Movants"), by their undersigned attorneys, shall move before the Honorable Judith H. Wizmur,

United States Bankruptcy Judge, at the United States Bankruptcy Court, United States Courthouse, 15 No. 7th Street, Camden, New Jersey 08102, for an order approving modifications to the Debtor's plan of reorganization pursuant to 11 U.S.C. 'SS' 1127(b) (the "Joint Motion").

      PLEASE TAKE FURTHER NOTICE that, in support of the Joint Motion, the Movants will rely upon the Joint Motion and supporting Memorandum of Law submitted herewith, and the pleadings and other documents on file in this case. The exhibits referenced in the Joint Motion have not been served upon the Debtor's unsecured creditors, but copies are available by request by contacting the undersigned co-counsel for the Debtor.

      PLEASE TAKE FURTHER NOTICE that the Movants request oral argument on the Joint Motion.

      PLEASE TAKE FURTHER NOTICE that, in accordance with the D.N.J. LBR 90131
(d), any answering papers to the Joint Motion must be filed with the Court and served upon counsel for the Movants at least 7 days before the hearing date set forth above. If no response is timely filed, the Court may grant the requested relief in its discretion.

      A certification of service and a proposed form of Order are enclosed.

DUANE, MORRIS & HECKSCHER LLP              GIBBONS, DEL DEO, DOLAN,
51 Haddonfield Road                        GRIFFINGER & VECCHIONE, P.C.
Cherry Hill, New Jersey 08002-4810
Telephone: (609) 488-7300                  By:
                                               --------------------------------
                                               Frank J. Vecchione, Attorney No.
                                               FV6343
                                               One Riverfront Plaza
                                               Newark, New Jersey 07102-5497
                                               Telephone: (973) 5964500

OPPENHEIMER WOLFF & DONNELLY LLP           SONNENSCHEIN NATH & ROSENTHAL
Michael B. Fisco, Attorney No. MF5692      Barry N. Seidel
Mark G. Rabogliatti, Attorney No. MR7404   1221 Avenue of the Americas
3400 Plaza VII                             New York, New York 10020-1089
45 South Seventh Street                    Telephone: (212) 768-6700
Minneapolis, Minnesota 55402
Telephone: (612) 607-7000

ATTORNEYS FOR U.S. BANK TRUST              ATTORNEYS FOR CAPITAL GAMING
NATIONAL ASSOCIATION, AS INDENTURE         INTERNATIONAL, INC.
TRUSTEE

Dated: October 23, 1998
       Newark, New Jersey

DUANE, MORRIS & HECKSCHER LLP              GIBBONS, DEL DEO, DOLAN,
Matthew E. Tashman, Attorney No. MT9778    GRIFFINGER & VECCHIONE, P.C.
Suite 3400                                 Frank J. Vecchione, Attorney
51 Haddonfield Road                        No. FV6343
Cherry Hill, New Jersey 08002-4810         One Riverfront Plaza
Telephone: (609) 488-7300                  Newark, New Jersey 07102-5497
                                           Telephone: (973) 5964500

OPPENHEIMER WOLFF & DONNELLY LLP           SONNENSCHEIN NATH & ROSENTHAL
Michael B. Fisco, Attorney No. MF5692      Barry N. Seidel
Mark G. Rabogliatti, Attorney No. MR7404   1221 Avenue of the Americas
3400 Plaza VII                             New York, New York 10020-1089
45 South Seventh Street                    Telephone: (212) 768-6700
Minneapolis, Minnesota 55402
Telephone: (612) 607-7000

ATTORNEYS FOR U.S. BANK TRUST              ATTORNEYS FOR CAPITAL GAMING
NATIONAL ASSOCIATION, AS INDENTURE         INTERNATIONAL, INC.
TRUSTEE

                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

--------------------------------------------------------------------------------

In re:                                                   Bky. No. 96-19829 (JHW)
                                                 Hearing Date: November 16, 1998
Capital Gaming International, Inc.,              Time:         10:00 a.m.

            Debtor.                                                   Chapter 11

--------------------------------------------------------------------------------

             JOINT MOTION OF THE DEBTOR AND U.S. BANK TRUST NATIONAL
            ASSOCIATION, AS INDENTURE TRUSTEE, FOR AN ORDER APPROVING
              MODIFICATIONS TO THE DEBTOR'S PLAN OF REORGANIZATION

--------------------------------------------------------------------------------

      Capital Gaming International, Inc. ("Debtor") and U.S. Bank Trust National Association (f/k/a First Trust National Association) ("U.S. Bank"), as indenture trustee for the holders of the 11-1/2% Senior Secured Notes due 2001 ("Old Secured Notes"), by and through their undersigned counsel, file this joint motion for an order approving modifications to the Debtor's First Amended and Modified Plan of Reorganization dated March 19, 1997 ("Plan"). A hearing on the motion is scheduled at 10:00 a.m. on November 16, 1998, before the Honorable Judith H. Wizmur, United States Bankruptcy Court, 15 North Seventh Street, Camden, New Jersey 08102. In support of their joint motion, the Debtor and U.S. Bank state and allege as follows:

                                  INTRODUCTION
      1. This motion arises under Section 1127(b) of the Bankruptcy Code.
The Bankruptcy Court has jurisdiction over this motion pursuant to 28 U.S.C. 'SS''SS' 157 and 1334, Article XII of the Plan, and paragraph 26 of the Order Confirming First Amended and Modified Plan of Reorganization of Capital Gaming International, Inc. dated March 31, 1997 ("Confirmation Order"). Terms not otherwise defined herein shall have the meaning ascribed them in the Plan.

      2. The Debtor and U.S. Bank request an order approving certain modifications to the Plan and the Amended Indenture. The proposed modifications do not change the economic benefits to any creditor in this case. The proposed modifications, however, do impact certain non-economic rights granted to the holders of the Old Secured Notes. U.S. Bank, as indenture trustee, and the holders of a substantial majority of the Old Secured Notes have been involved with negotiations of the proposed modifications and support entry of an order approving such modifications.

                                   BACKGROUND

      3. The Debtor filed its voluntary chapter 11 petition on December 23, 1996 ("Petition Date"). On March 31, 1997, the Bankruptcy Court entered the Confirmation Order, confirming the Plan as of March 19, 1997.

      4. U.S. Bank serves as the indenture trustee under the terms of the Old Indenture, pursuant to which the Debtor issued the Old Secured Notes. Repayment of the Old Secured Notes is secured by all or substantially all of the assets of the Debtor and its subsidiaries. U.S. Bank also is the indenture trustee under the terms of the Amended Indenture.

      5. The Plan became effective on May 28, 1997 ("Effective Date"). On the Effective Date, the Debtor executed the Amended Indenture governing the New Secured Notes.(1)

      6. Although the Debtor technically issued its New Common Stock and New Secured Notes on the Effective Date, the Debtor has not caused the New Common Stock or New Secured Notes to be distributed to either the beneficial owners of the Old Secured Notes or the general unsecured creditors.(2) Initially, it was necessary to delay the distribution of the New Common Stock

----------

(1) The New Secured Notes are secured by substantially all of the assets of the reorganized Debtor.

(2) The Debtor has distributed 47,000 share of New Common Stock to holders of the Old Common Stock. The Debtor also has delivered New Common Stock and New Secured Notes to U.S. Bank for distribution to creditors, however, no distribution has occurred.

and New Secured Notes to allow resolution of certain pending claim objections. Subsequently, the distribution was delayed because of certain unanticipated issues under applicable gaming laws.(3)

      7. Under the Plan, holders of the Old Secured Notes were to receive, in the aggregate, $22,000,000 in face principal amount of the New Secured Notes and 80 percent of the New Common Stock on account of their secured and unsecured claims.

      8. As part of the Plan, holders of the Old Secured Notes were given the right to appoint four ("Noteholder Designates") of seven directors to the Debtor's Board of Directors ("Board"). Because directors of a company engaged in gaming must be licensed or "backgrounded" by federal, state, and tribal regulators, it was understood that the Noteholder Designates would not be able to serve on the Board without being licensed or backgrounded by each of these regulatory agencies.

      9. To protect the interests of the holders of the New Secured Notes pending appointment of the Noteholder Designates, the Amended Indenture provided for the establishment of an "Advisory Committee." Under the terms of the Amended Indenture, the Advisory Committee was authorized to approve annual budgets and certain other extraordinary transactions. Because the Advisory Committee would not be involved in the Debtor's day-to-day operations, it was believed that it would not be necessary for the members of the Advisory Committee to be licensed or backgrounded.(4)

                                REGULATORY ISSUES

      10. Obtaining a gaming license is a rigorous, costly, and potentially lengthy process. Gaming regulators perform exhaustive due diligence and background checks on each applicant, its officers, directors, and each controlling shareholder. Each state which permits gaming has its own regulatory agencies and gaming regulations. In addition, a company, such as the Debtor, that is

----------

(3) Despite the inability to issue the New Common Stock and New Secured Notes to creditors, the Debtor has made timely semi-annual interest payments on the New Secured Notes. U.S. Bank holds these funds and will distribute such interest with the New Secured Notes.

(4) Prior to August 1997, the Debtor was not aware of any case in which holders of a gaming company's debt securities were subjected to licensing or background investigation.

involved in Indian gaming must also be approved by the National Indian Gaming Commission ("NIGC") and each Indian tribe. The Debtor, through its wholly-owned subsidiary Capital Gaming Management, Inc. ("CGMI"), operates casinos for the Tonto Apache Tribe in Payson, Arizona and the Confederated Tribes of the Umatilla Indian Reservation ("Umatilla Tribe") in Pendleton, Oregon.

      11. The Debtor and CGMI have been licensed, approved, or otherwise certified by the Tonto Apache Tribe, the Umatilla Tribe, the NIGC, the Arizona Department of Gaming ("ADOG"), the Oregon Department of State Police ("OSP"), and other regulatory authorities.(5)

      12. On or about August 20, 1997, ADOG advised the Debtor that prior to forming the Advisory Committee, each member of the Advisory Committee must complete all required disclosure documentation and be subjected to complete background investigations. On or about September 16, 1997, the OSP advised the Debtor that OSP had reached a similar conclusion.(6)

      13. With the requirement that the members of the Advisory Committee be fully licensed or "backgrounded," the Advisory Committee concept was unworkable; licensing of the Advisory Committee members would take as long as licensing of the Noteholder Designates. In addition, prior to August 1998, neither the Debtor nor the Noteholder Steering Committee was able to identify any acceptable Noteholder Designate or Advisory Committee members who were willing to serve in such capacity.(7)

----------

(5) In the case of ADOG, the certification of the Debtor and CGMI has been deemed "temporary" pending resolution of, primarily, the plan implementation issues that arc the subject of this motion.

(6) In most instances, the failure of any person affiliated with a gaming company to comply with applicable gaming regulations will result in revocation of the company's gaming license or certification.

(7) In August 1998, the Noteholder Steering Committee designated Charles Brewer and Michael Barozzi as Noteholder Designates. Mr. Brewer is in the process of being licensed and/or backgrounded. Mr. Barozzi has been either licensed or backgrounded by each regulatory body.

      14. Immediately upon learning of these regulatory issues, the Debtor, U.S. Bank, and the Noteholder Steering Committee began working toward an acceptable resolution. Throughout the negotiations, holders of a majority (and frequently a substantial majority) of the New Secured Notes were directly involved.(8)

      15. In addition to the regulatory issues regarding the Advisory Committee, other concerns arose regarding ownership of the New Common Stock that made distribution of these securities impractical. Under applicable state and federal law and regulations, any holder of more than 5 percent of a gaming company's voting securities is subject to licensing, backgrounding, or other approval.

      16. For certain creditors who would receive New Common Stock, this licensing requirement presented a myriad of practical business issues under applicable regulations to which such creditors were subject. Furthermore, to preserve the Debtor's significant tax attributes and its gaming licenses, significant restrictions were placed on the transfer of the New Common Stock. Thus, certain creditors were concerned that they could not receive the New Common Stock and, at the same time, they could not transfer the New Common Stock without significant. consequences to the Debtor.

      17. As a result of the regulatory impracticalities to establishing the Advisory Committee, certain provisions of the Amended Indenture could not be implemented and the Debtor could not comply with certain provisions of the Amended Indenture, including, without limitation, (i) the requirement to deliver an annual budget (approved by the Advisory Committee) to U.S. Bank (Amended Indenture, 'SS' 5.20(a)); (ii) the requirement to sweep Excess Cash, as defined in the Amended Indenture, into a segregated account at U.S. Bank on a quarterly basis (Amended Indenture, 'SS' 5.20(c)); and (iii) delivery of an annual compliance opinion (Amended Indenture, 'SS' 4.2(c)).

----------

(8) Holders who have participated in the negotiations hold approximately 95 percent in principal amount of the Old Secured Notes, and they are entitled to receive approximately 73 percent of the New Common Stock and 81 percent of the New Secured Notes under the terms of the Plan.

      18. On or about October 14, 1997, U.S. Bank delivered a Notice of Default regarding the Debtor's failure to provide U.S. Bank with a Definitive Budget (as defined in the Amended Indenture) and to sweep Excess Cash into the segregated account. Holders of a majority of the New Secured Notes directed U.S. Bank to forbear from exercising any of its rights under the. Amended Indenture while negotiations continued.

      19. The Debtor, U.S. Bank, and the Noteholder Steering Committee have worked together to address the regulatory concerns raised by the Plan and have negotiated certain amendments to the Plan and the Amended Indenture.

            PROPOSED MODIFICATIONS TO THE PLAN AND AMENDED INDENTURE

      20. Sections 4.2 and 4.4 of the Plan provide that holders of the Old Secured Notes (on account of their secured and unsecured claims) and general unsecured creditors shall receive an aggregate distribution of $22,550,000 in New Secured Notes. The New Secured- Notes are governed by the Amended Indenture, which was attached as an exhibit to the Plan.

      21. The Debtor proposes amending the Plan to provide that the New Secured Notes will be governed by the Second Amended and Restated Indenture ("Second Amended Indenture") attached as Exhibit A.(9) The principal changes are as follows:

      (i) The Advisory Committee has been eliminated and all sections of the Amended Indenture referencing the Advisory Committee have been revised accordingly.

      (ii) The provisions relating to Excess Cash have been modified to allow the Debtor to use Excess Cash under certain circumstances.

      (iii) The date of the sinking fund payment due in 2000 has been changed from May 28, 2000 to May 15, 2000 to correspond with the May 15, 2000 interest payment.

--------

(9) A marked version of the Second Amended Indenture to show changes from the Amended Indenture will be filed with the Court and served upon relevant parties in advance of the hearing on this motion.

      (iv) The final maturity date has been changed from May 28, 2001 to May 15, 2001 to correspond with the May 15 interest payment date.

      22. The New Certificate of Incorporation, which was attached as Exhibit B to the Plan, has been revised. The Second Amended and Restated Certificate of Incorporation of Capital Gaming International, Inc. ("Second Amended Certificate") is attached as Exhibit B. The principal changes are as follows:

      (i) Directors of the corporation may be removed with or without cause by a vote of the majority of the holders of the New Common Stock.

      (ii)  A new class of common stock, Class A Common Stock, has been created.

      (iii) Holders of Class A Common Stock have the right to elect up to four members of the Board. In the event that holders of the Class A Common Stock elect fewer than four directors, each Class A Director (as defined in the Second Amended Certificate) will have a weighted vote in accordance with Section 14A:6-7.1(2) of the New Jersey Corporate Code. For instance, if only one Class A Director is elected, he or she would be entitled to four votes.

      23. Section 4.2 of the Plan (Treatment of Noteholder Secured Claim) shall be modified to provide that holders of the Old Secured Notes will receive Class A Common Stock in lieu of New Common Stock on account of their Allowed Secured Claim.

      24. Section 4.4 of the Plan (Treatment of General Unsecured Claims) shall be modified to provide that holders of the Old Secured Notes shall receive Class A Common Stock in lieu of New Common Stock on account of their Allowed Unsecured Claims. Other unsecured creditors will receive New Common Stock as currently provided in the Plan.

      25. The modifications of Sections 4.2 and 4.4 will not affect the aggregate number of shares of common stock outstanding: The Class A Common Stock will represent 80 percent of the Debtor's outstanding voting securities and the New Common Stock will represent 20 percent of the outstanding voting securities.(10) Only holders of the Class A Common Stock, however, will have the right to elect the Class A Directors.

      26. Section 7.5 will be amended to provide that the Board of Directors will consist of the following individuals:

      (a)   Col. Clinton L. Pagano (Common Director);

      (b)   William S. Papazian (Common Director);

      (c)   Michael W. Barozzi (Common Director); and

      (d)   Charles B. Brewer (Class A Director).

Section 7.5 will be further amended to eliminate the right of the Noteholder Steering Committee to designate members to the Board of Directors.

      27. No other provision of the Plan shall be modified.

      28. Holders of the Old Secured Notes will receive a notice advising each holder who receives 5 percent or more of the Debtor's outstanding voting securities that he or she may be subject to licensing or "backgrounding" by various gaining authorities. The holders of the Old Secured Notes may direct distribution of the Class A Common Stock to a voting trust or other holding vehicle in order to address regulatory concerns related to holding the Class A Common Stock without impacting the Debtor's tax attributes.

      29. The proposed modifications to the Plan do not affect the economic interests of any creditor receiving distributions under the Plan. The modifications only impact the non-economic rights and interests of the holders of the Old Secured Notes, the majority of whom have been involved in the negotiation of the proposed modifications and who support the proposed modifications.

----------

(10) Pursuant to Section 4.4 of the Plan, holders of the Old Secured Notes agreed to limit the number of shares that they would receive on account of their unsecured claims, capping the aggregate percentage of shares received on account of their secured and unsecured claim at 80 percent. Without this voluntary limitation, holders of the Old Secured Notes would have received substantially all of the New Common Stock.

      30. Distribution of the New Secured Notes, the New Common Stock, and the Class A Common Stock to holders of the Old Secured Notes and other general unsecured creditors will occur within 30 days of the entry of a Final Order approving the proposed modifications.

      31. Upon execution of the Second Amended Indenture, holders entitled to receive a majority of the New Secured Notes will waive all defaults existing under the Amended Indenture.

      32. Notice of this motion has been provided to each person entitled to receive New Secured Notes under the Plan, as well as each party who filed a notice of appearance in the Debtor's case or otherwise requested, in writing, receipt of any notices given in the case. The Debtor and U.S. Bank believe that such notice is adequate and proper under the circumstances.

      WHEREFORE, for the reasons stated above, the Debtor and U.S. Bank request that the Court enter an order approving the proposed modifications to the Plan.

Date: October ___, 1998

DUANE, MORRIS & HECKSCHER LLP              GIBBONS, DEL DEO, DOLAN,
                                           GRIFFINGER & VECCHIONE, P.C.

By: /s/ MATTHEW E. TASHMAN                 By: /s/ FRANK J. VECCHIONE
    --------------------------------           --------------------------------
    Matthew E. Tashman, Attorney No.           Frank J. Vecchione, Attorney No.
    MT9778                                     FV6343

Suite 3400                                 One Riverfront Plaza
51 Haddonfield Road                        Newark, New Jersey 07102-5497
Cherry Hill, New Jersey 08002-4810         Telephone: (973) 5964500
Telephone: (609) 488-7300

OPPENHEIMER WOLFF & DONNELLY LLP           SONNENSCHEIN NATH & ROSENTHAL
Michael B. Fisco, Attorney No. MF5692      Barry N. Seidel, Atty. No. BS___
Mark G. Rabogliatti, Attorney No. MR7404   1221 Avenue of the Americas
3400 Plaza VII                             New York, New York 10020-1089
45 South Seventh Street                    Telephone: (212) 768-6700
Minneapolis, Minnesota 55402
Telephone: (612) 607-7000

ATTORNEYS FOR U.S. BANK TRUST              ATTORNEYS FOR CAPITAL GAMING
NATIONAL ASSOCIATION, AS INDENTURE         INTERNATIONAL, INC.
TRUSTEE

                           EXHIBIT A TO JOINT MOTION

================================================================================

                       CAPITAL GAMING INTERNATIONAL, INC.

                                     Issuer

                                       and

                           THE GUARANTOR NAMED HEREIN

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                     Trustee

                            ------------------------

                      SECOND AMENDED AND RESTATED INDENTURE

                          Dated as of February 17, 1994

                                       and

                    Amended and Restated as of March 27, 1997

                                       and

                   Amended and Restated as of October __, 1998

                            ------------------------

                                   $23,100,000

                       12.0% Senior Secured Notes due 2001

================================================================================

Trust Indenture Act Section                                 Indenture Section
---------------------------                                 -----------------
'SS' 310 (a) (1).............................................   8.10
         (a) (2).............................................   8.10
         (a) (3).............................................   N.A.
         (a) (4).............................................   N.A.
         (a) (5).............................................   8.10
         (b).................................................   8.8; 8.10; 14.2
         (c).................................................   N.A.
'SS' 311 (a).................................................   8.11
         (b).................................................   8.11
         (c).................................................   N.A.
'SS' 312 (a).................................................   2.5
         (b).................................................  14.3
         (c).................................................  14.3
'SS' 313 (a).................................................   8.6
         (b) (1).............................................   N.A.
         (b) (2).............................................   8.6
         (c).................................................   8.6; 14.2
         (d).................................................   8.6
'SS' 314 (a).................................................   5.8; 13.2
         (b).................................................   4.2
         (c) (1).............................................   2.2; 8.2; 14.4
         (c) (2).............................................   8.2
         (c) (3).............................................   4.2
         (d).................................................   4.2
         (e).................................................  14.5
         (f).................................................   N.A.
'SS' 315 (a).................................................   8.1
         (b).................................................   8.5; 8.6; 14.2
         (c).................................................   8.1(a)
         (d).................................................   2.8; 7.12; 8.1
         (e).................................................   7.14
'SS' 316 (a)(last sentence)..................................   2.9
         (a) (1) (A).........................................   7.12
         (a) (1) (B).........................................   7.13
         (a) (2).............................................   N.A.
         (b).................................................   7.13; 7.8
'SS' 317 (a) (1).............................................   7.3
         (a) (2).............................................   7.4
         (b).................................................   2.4
'SS' 318 (a).................................................  14.1

-----------------------

N.A. means Not Applicable.

This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Article I.  DEFINITIONS AND INCORPORATION BY REFERENCE.....................  1
      Section 1.1. Definitions.............................................  1
      Section 1.2. Incorporation by Reference of TIA....................... 21
      Section 1.3. Rules of Construction................................... 21

Article II. THE SECURITIES................................................. 22
      Section 2.1.  Form and Dating........................................ 22
      Section 2.2.  Execution and Authentication........................... 22
      Section 2.3.  Registrar and Paying Agent............................. 23
      Section 2.4.   Paying Agent to Hold Assets in Trust.................. 23
      Section 2.5.  Securityholder Lists................................... 24
      Section 2.6.  Transfer and Exchange.................................. 24
      Section 2.7.  Replacement Securities................................. 25
      Section 2.8.  Outstanding Securities................................. 25
      Section 2.9.  Treasury Securities.................................... 26
      Section 2.10.  Temporary Securities.................................. 26
      Section 2.11.  Cancellation.......................................... 26
      Section 2.12.  Defaulted Interest.................................... 26
      Section 2.13.  Prepayment of Interest................................ 27

Article III. REDEMPTION.................................................... 27
      Section 3.1.  Right of Redemption.................................... 27
      Section 3.2.  Mandatory Sinking Fund; Payments and Credits........... 27
      Section 3.3.  Redemption Pursuant to Gaming Laws..................... 28
      Section 3.4.  Notices to Trustee..................................... 28
      Section 3.5.  Selection of Securities to Be Redeemed................. 29
      Section 3.6.  Notice of Redemption................................... 29
      Section 3.7.  Effect of Notice of Redemption......................... 30
      Section 3.8.  Deposit of Redemption Price............................ 31
      Section 3.9.  Securities Redeemed in Part............................ 31

Article IV. SECURITY....................................................... 32
      Section 4.1.  Security Interest...................................... 32
      Section 4.2.  Recording; Opinions of Counsel......................... 32
      Section 4.3.  Disposition of the Collateral.......................... 33
      Section 4.4.  Net Cash Proceeds Account.............................. 35
      Section 4.5.  Certain Releases of Collateral......................... 35
      Section 4.6.  Payment of Expenses.................................... 36

                                TABLE OF CONTENTS
                                    (cont'd)

                                                                          Page
                                                                          ----

      Section 4.7.  Suits to Protect the Collateral........................ 36
      Section 4.8.  Trustee's Duties....................................... 36
      Section 4.9.  Excess Cash Collateral Account......................... 37
      Section 4.10.  Interest Account...................................... 37

Article V.  COVENANTS...................................................... 38
      Section 5.1.  Payment of Securities.................................. 38
      Section 5.2.  Maintenance of Office or Agency........................ 38
      Section 5.3.  Limitation on Restricted Payments...................... 39
      Section 5.4.  Corporate Existence.................................... 40
      Section 5.5.  Payment of Taxes and Other Claims...................... 40
      Section 5.6.  Maintenance of Insurance............................... 40
      Section 5.7.  Compliance Certificate; Notice of Default.............. 41
      Section 5.8.  Reports................................................ 41
      Section 5.9.  Waiver of Stay, Extension or Usury Laws................ 42
      Section 5.10.  Limitation on Transactions with Affiliates............ 42
      Section 5.11.  Limitation on Incurrence of Additional Indebtedness... 43
      Section 5.12.  Limitation on Dividends and Other Payment Restrictions
            Affecting Subsidiaries......................................... 44
      Section 5.13.  Limitation on Liens................................... 44
      Section 5.14.  Limitation on Sales of Assets and Subsidiary Stock;
            Event of Loss.................................................. 45
      Section 5.15.  Maintenance of Consolidated Coverage Ratio............ 49
      Section 5.16.  Conduct of Business.  ................................ 49
      Section 5.17.  Limitation on Status as Investment Company............ 49
      Section 5.18.  Limitation on Developmental Expenses and Capital
            Expenditures................................................... 49
      Section 5.19.  Bank Accounts......................................... 50
      Section 5.20.  Excess Cash Collateral Account........................ 50
      Section 5.21.  Issuance of Common Stock.............................. 52

Article VI. SUCCESSOR CORPORATION
      Section 6.1.  Limitation on Merger, Sale or Securities Consolidation. 53
      Section 6.2.  Successor Corporation Substituted...................... 54

Article VII. EVENTS OF DEFAULT AND REMEDIES................................ 54
      Section 7.1.  Events of Default...................................... 54
      Section 7.2.  Acceleration of Maturity Date; Rescission and Annulment 56
      Section 7.3.  Collection of Indebtedness and Suits for Enforcement
            by Trustee..................................................... 58


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                               TABLE OF CONTENTS
                                   (cont'd)

                                                                          Page
                                                                          ----

      Section 7.4.  Trustee May File Proofs of Claim....................... 58
      Section 7.5.  Trustee May Enforce Claims Without Possession of
            Securities..................................................... 59
      Section 7.6.  Priorities............................................. 59
      Section 7.7.  Limitation on Suits.................................... 60
      Section 7.8.  Unconditional Right of Holders to Receive Principal,
            Premium and Interest........................................... 61
      Section 7.9.  Rights and Remedies Cumulative......................... 61
      Section 7.10.  Delay or Omission Not Waiver.......................... 61
      Section 7.11.  Control by Holders.................................... 62
      Section 7.12.  Waiver of Past Default................................ 62
      Section 7.13.  Undertaking for Costs................................. 62
      Section 7.14.  Restoration of Rights and Remedies.................... 63
      Section 7.15.  Cash Proceeds from Collateral......................... 63

Article VIII. TRUSTEE...................................................... 63
      Section 8.1.  Duties of Trustee...................................... 63
      Section 8.2.  Rights of Trustee...................................... 64
      Section 8.3.  Individual Rights of Trustee........................... 65
      Section 8.4.  Trustee's Disclaimer................................... 66
      Section 8.5.  Notice of Default...................................... 66
      Section 8.6.  Reports by Trustee to Holders.......................... 66
      Section 8.7.  Compensation and Indemnity............................. 66
      Section 8.8.  Replacement of Trustee................................. 67
      Section 8.9.  Successor Trustee by Merger, Etc....................... 68
      Section 8.10.  Eligibility; Disqualification......................... 68
      Section 8.11.  Preferential Collection of Claims Against Company..... 69

Article IX. SATISFACTION AND DISCHARGE..................................... 69
      Section 9.1.  Satisfaction and Discharge of the Indenture............ 69
      Section 9.2.  Termination of Obligations Upon Cancellation of the
            Securities..................................................... 70
      Section 9.3.  Survival of Certain Obligations........................ 71
      Section 9.4.  Acknowledgment of Discharge by Trustee................. 71
      Section 9.5.  Application of Trust Assets............................ 71
      Section 9.6.  Repayment to the Company............................... 72
      Section 9.7.  Reinstatement.......................................... 72

Article X.  AMENDMENTS, SUPPLEMENTS AND WAIVERS............................ 72
      Section 10.1.  Supplemental Indentures Without Consent of Holders.... 72


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                               TABLE OF CONTENTS
                                   (cont'd)

                                                                          Page
                                                                          ----

      Section 10.2.  Amendments, Supplemental Indentures and Waivers with
            Consent of Holders............................................. 73
      Section 10.3.  Compliance with TIA................................... 75
      Section 10.4.  Revocation and Effect of Consents..................... 75
      Section 10.5.  Notation on or Exchange of Securities................. 76
      Section 10.6.  Trustee to Sign Amendments, Etc....................... 76

Article XI. MEETINGS OF SECURITYHOLDERS.................................... 76
      Section 11.1.  Purposes for Which Meetings May Be Called............. 76
      Section 11.2.  Manner of Calling Meetings............................ 77
      Section 11.3.  Call of Meetings by Company or Holders................ 77
      Section 11.4.  Who May Attend and Vote at Meetings................... 77
      Section 11.5.  Regulations May Be Made by Trustee; Conduct of the
            Meeting; Voting Rights; Adjournment............................ 78
      Section  11.6.  Voting at the Meeting and Record to Be Kept.......... 78
      Section 11.7.  Exercise of Rights of Trustee or Securityholders
            May Not Be Hindered or Delayed by Call of Meeting.............. 79

Article XII.DISSEMINATION OF QUARTERLY VARIANCE REPORTS
            TO SECURITYHOLDERS............................................. 79
      Section 12.1.  Disseminating Reports to Holders...................... 79
      Section 12.2.  Confidentiality Agreements............................ 79
      Section 12.3.  Enforcement........................................... 80

Article XIII. GUARANTIES................................................... 80
      Section 13.1.  Amended Original Guaranty............................. 80
      Section 13.2.  Guaranty.............................................. 81
      Section 13.3.  Execution and Delivery of Guaranty.................... 83
      Section 13.4.  Future Guarantors..................................... 83
      Section 13.5.  Certain Bankruptcy Events............................. 83

Article XIV. MISCELLANEOUS................................................. 84
      Section 14.1. TIA Controls........................................... 84
      Section 14.2. Notices................................................ 84
      Section 14.3.  Communications by Holders with Other Holders.......... 85
      Section 14.4.  Certificate and Opinion as to Conditions Precedent.... 85
      Section 14.5.  Statements Required in Certificate or Opinion......... 85
      Section 14.6.  Rules by Trustee, Paying Agent, Registrar............. 86
      Section 14.7.  Legal Holidays........................................ 86


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                               TABLE OF CONTENTS
                                   (cont'd)

                                                                          Page
                                                                          ----

      Section 14.8.  Governing Law......................................... 86
      Section 14.9.  No Adverse Interpretation of Other Agreements......... 87
      Section 14.10.  No Recourse against Others........................... 87
      Section 14.11.  Successors........................................... 87
      Section 14.12.  Duplicate Originals.................................. 87
      Section 14.13.  Severability......................................... 87
      Section 14.14.  Table of Contents, Headings, Etc..................... 87

                                   EXHIBITS

EXHIBIT A -- FORM OF ACF PROJECTION
EXHIBIT B -- FORM OF APPROVED CONFIDENTIALITY AGREEMENT
EXHIBIT C -- FORM OF OFFICERS' CERTIFICATE
EXHIBIT D -- FORM OF SECURITY
EXHIBIT E -- FORM OF GUARANTY
EXHIBIT F -- FORM OF PLEDGE AGREEMENT

      SECOND AMENDED AND RESTATED INDENTURE, dated as of February 17, 1994 and amended and restated as of March 27, 1997 and thereafter as of October __, 1998 among Capital Gaming International Inc., a New Jersey corporation (the "Company"), the Guarantor referred to below and U.S. Bank Trust National Association, as Trustee.

                               W I T N E S S E T H

      WHEREAS the Company, its Subsidiaries (as guarantors) and U.S. Bank Trust National Association (as trustee) are parties to an Indenture, dated as of February 14, 1994 (the "Original Indenture"); and

      WHEREAS, pursuant to the Company's chapter 11 plan of reorganization dated March 19, 1997 (the "Chapter 11 Plan"), which was confirmed by order of the United States Bankruptcy Court for the District of New Jersey on March 19, 1997, the Original Indenture was amended and restated as of March 27, 1997 (the "First Amended Indenture"); and

      WHEREAS, subsequent to the effective date of the Chapter 11 Plan, in or about August, 1997, the Company was advised that certain provisions of the First Amended Indenture could not be implemented because of various federal, state and tribal gaming laws and regulations; and

      WHEREAS, to comply with applicable law and subject to and upon the terms and conditions herein set forth, the Company, the Guarantor and the Trustee desire to amend and restate in its entirety the Original Indenture in the form of this Indenture.

      NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

                                   Article I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1. Definitions.

      "Acceleration Notice" shall have the meaning specified in Section 7.2.

      "Acceptance Amount" shall have the meaning specified in Section 5.14(c).

      "Accumulated Amount" shall have the meaning specified in Section 5.14(a).

      "ACF Projection" means an annual cash flow projection showing all anticipated receipts and disbursements of cash by the Company and each of its Subsidiaries (on a consolidated and consolidating basis) on a quarterly and annual basis, in substantially the form of that attached hereto as Exhibit "A". The ACF Projection shall contain a projection of all income to be received, and all expenses to be paid, by the Company and its Subsidiaries, provided, however, that the interest expense relative to the Securities shall not be budgeted in the ACF Projection. Expenses, including professional fees and capital expenditures, shall be itemized to the extent reasonably practical. The ACF Projection shall be deemed to be amended to include all projected receipts and disbursements for any Qualified New Project as set forth in the projected cash flow statement to be delivered to the Trustee as provided in Section 5.20(f).

      "Acquired Indebtedness" means Indebtedness of any person existing at the time such person becomes a Subsidiary of such person or is merged or consolidated into or with such person or one of its subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or such person becoming a Subsidiary of such person.

      "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

      "Additional Developmental Expenses" means Developmental Expenses in excess of $200,000 for a particular calendar year.

      "Adjusted Consolidated Fixed Charges" means (i) in the case of the Company and its Subsidiaries, Consolidated Fixed Charges less Consolidated Fixed Charges in respect of Permitted Indebtedness, in each case, of the Company and its Subsidiaries and (ii) in all other cases, the Consolidated Fixed Charges of a person and its Consolidated Subsidiaries.

      "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or its Subsidiaries, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

      "Affiliate Transaction" shall have the meaning specified in Section 5.10.

      "Agency Agreement" means an agreement between the Company or a Subsidiary of the Company, whichever of such persons holds the relevant account, the Collateral Agent (or an Affiliate thereof) and a bank described in clause (ii) of the definition of Cash Equivalent (except that the capital and surplus thereof need only be in excess of $250,000,000), substantially in the form of Exhibit A to the Cash Collateral and Disbursement Agreement.

      "Agent" means any Registrar, Paying Agent or co-Registrar.

      "Amended Original Guaranty" shall have the meaning specified in Section 13.1.

      "Amended Original Guaranty Obligations" means the obligations of the Original Guarantor, now or hereafter existing, to pay principal of and premium, if any, and interest on the Amended Original Guaranty when due and payable, by acceleration, call for redemption or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest, if any, thereon, and all other amounts due or to become due in connection with the Amended Original Guaranty, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Original Guarantor, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations.

      "Amendment Date" means the date that this Indenture, as amended and restated as of October __, 1998, becomes effective.

      "Approvals" means all approvals, licenses (including Gaming Licenses), permits, authorizations, findings and other filings necessary under applicable Gaming Laws; provided, however, that with respect to any Native American Casino, "Approval" shall mean all approvals of the National Indian Gaming Commission or any successor entity thereof to be obtained or made by the Company or any of its Subsidiaries, as applicable, with respect to a Native American Casino Management Contract.

      "Approved Confidentiality Agreement" means the confidentiality agreement attached hereto as Exhibit "B", or such other form of confidentiality agreement which is in form and substance satisfactory to the Company and its counsel.

      "Asset Sale" shall have the meaning specified in Section 5.14.

      "Asset Sale Offer" shall have the meaning specified in Section 5.14.

      "Asset Sale Offer Amount" shall have the meaning specified in Section
5.14.

      "Asset Sale Offer Period" shall have the meaning specified in Section
5.14.

      "Asset Sale Offer Price" shall have the meaning specified in Section 5.14.

      "Asset Sale Purchase Date" shall have the meaning specified in Section
5.14.

      "Asset Sale Put Date" shall have the meaning specified in Section 5.14.

      "Assignment of Rights" means the Amended and Restated Assignment of Rights Pursuant to Native American Casino Management Contract, dated as of February 17, 1994 and amended and restated as of the date hereof, with respect to the Native American Casinos owned by the Umatilla, Muckleshoot and Tonto Apache Native American Tribes in Auburn, Washington, Pendleton, Oregon and Payson, Arizona, respectively, from CGMI, as Assignor, to the Trustee for the benefit of the Holders (other than in respect of the Amended Original Guaranty), as the same may be amended from time to time in accordance with the terms thereof, and any other assignment of rights executed after the Issue Date.

      "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by
(ii) the sum of all such principal (or redemption) payments.

      "Bankruptcy Court" means the United States Bankruptcy Court for the District of New Jersey.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

      "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

      "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

      "Capital Stock" means, (i) with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation, and (ii) with respect to any other person, any ownership interest therein.

      "Capitalized Lease Obligation" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

      "Cash" means U.S. Legal Tender or U.S. Government Obligations.

      "Cash Collateral" shall have the meaning specified in Section 4.4(a).

      "Cash Collateral and Disbursement Agreement" means the Cash (and Excess
Cash) Collateral and Disbursement Agreement, dated the date hereof, among the Trustee, the Company, each Guarantor and U.S. Bank Trust National Association, as Collateral Agent, as the same may be amended from time to time in accordance with the terms thereof.

      "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank, of recognized standing having capital and surplus in excess of $500,000,000, and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

      "Casino" means a gaming establishment owned, operated or managed by the Company or a Subsidiary of the Company dedicated to the operation of games of chance, and any hotel, building, restaurant, theater, parking facilities, retail shops, land, equipment and other property or asset directly ancillary thereto or used in connection therewith. Notwithstanding the foregoing, each Native American Casino operated by the Company or any Subsidiary of the Company pursuant to a Native American Casino Management Contract shall constitute a "Casino" for purposes of this definition.

      "CDGC" means Capital Development Gaming Corp., a Rhode Island corporation and wholly owned Subsidiary of the Company.

      "CDGC Notes" means Indebtedness of CDGC and its Subsidiaries (determined without regard to clause (i) of the second proviso to the definition of Indebtedness or clause (iv) of such proviso, insofar as it applies to each clause (i)), which Indebtedness is (a) secured by a Lien (senior to all other volitional Liens) in favor of the person holding the same on all the assets, tangible or intangible, then or thereafter existing and all proceeds thereof, of CDGC and its Subsidiaries; provided, that the Lien in favor of such holder shall be pari passu with the Liens in favor of holders of all other CDGC Notes, whether outstanding at the time of the issuance of such note or thereafter outstanding, and (b) pledged to the Trustee for the benefit of the Holders of Securities (other than in respect of the Amended Original Guaranty) pursuant to the Pledge Agreement.

      "CDGC Project" means the proposed project of the Narragansett Native American Tribe to develop a Class II and/or Class III Native American Casino.

      "CDGC Opening Day" means the day on which a Casino operated or managed as part of the CDGC Project opens its doors to the public for business.

      "CGMI" means Capital Gaming Management, Inc., a New Jersey corporation and wholly owned Subsidiary of the Company.

      "Collateral" means the Property and assets (including, without limitation, notes evidencing loans permitted pursuant to Section 5.3(b)(vii) hereof) of the Company and the Guarantor which is subject to the Liens created by the Mortgage.

      "Common Stock" shall mean the Common Stock, no par value, of the Company now or hereafter issued.

      "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

      "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means, the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, for the Reference Period) to (b) the aggregate Adjusted Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of but only to the extent that the obligations giving rise to such Adjusted Consolidated Fixed Charges would no longer be obligations contributing to such person's Adjusted Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Adjusted Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Consolidated Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

      "Consolidated Depreciation and Amortization" for any person means the total depreciation and amortization for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

      "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax expense, (ii) Consolidated Depreciation and Amortization expense and (iii) Adjusted Consolidated Fixed Charges.

      "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such person and its Consolidated Subsidiaries, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness other than with respect to the Securities, (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP, (b) the rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

      "Consolidated Income Tax Expense" for any person means the total net income tax expenses for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (other than CDGC and its Subsidiaries), determined in accordance with GAAP, for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale of assets outside the ordinary course of business or from the issuance or sale of Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in Cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

      "Consolidated Net Worth" of a person means the aggregate of capital, surplus and retained earnings of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries (other than in the case of the Company, CDGC and its Subsidiaries), as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital Stock, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, (c) all investments in persons that are not Consolidated Subsidiaries and (d) all Amended Original Guaranty Obligations.

      "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Deferred Budgeted Expense" means any expenditure (including, without limitation, a capital expenditure) included by the Company in an ACF Projection which was not paid in the fiscal quarter for which it was budgeted, and which is proposed to be paid in a subsequent fiscal quarter.

      "Designated Director" means any person designated by the Noteholders Steering Committee (as defined in the Plan) as a member of the Board of Directors.

      "Developmental Expenses" means all expenses (other than overhead expenses) incurred by the Company and its Subsidiaries in connection with a New Project.

      "Disqualified Capital Stock" means (a) except as provided in (b), with respect to any person, Capital Stock of such person (including any Subsidiary of the Company), that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital Stock (other than any common stock with no special rights and no preference, privilege or redemption or repayment provisions).

      "Event of Default" shall have the meaning specified in Section 7.1.

      "Event of Loss" means, with respect to any Property or asset of the Company or any Subsidiary, any (i) loss, destruction or damage of such Property or asset, or (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property or asset, or confiscation or requisition of the use of such Property or asset.

      "Event of Loss Amount" shall have the meaning specified in Section
5.14(d).

      "Excess Cash" means that amount of Cash, calculated under GAAP as of the last day of a particular fiscal quarter, equal to the amount, if any, by which "a" exceeds "b". As used in this definition, "a" equals the mathematical sum of
(i) all of the Cash of the Company and its Subsidiaries (other than CDGC and its Subsidiaries) plus (ii) all of the Cash of CDGC and its Subsidiaries if the calculation is made prior to the CDGC Opening Day, zero ($0) if calculated thereafter. As used herein, "b" equals the mathematical sum of (i) $400,000 if the calculation is made as of a date prior to the CDGC Opening Day, $250,000 if calculated thereafter; plus (ii) the amount of expenditures (exclusive of any Additional Developmental Expenses) which the Company projected in the applicable ACF Projection for the next fiscal quarter for itself, for its Subsidiaries and, if the calculation is made as of a date prior to the CDGC Opening Day, for CDGC, plus (iii) any Deferred Budgeted Expense which the Company reasonably anticipates being paid during the then current fiscal quarter, plus (iv) any Cash securing any Indebtedness (other than the Securities) of the Company, any of its Subsidiaries, and if the calculation is made as of a date prior to the CDGC Opening Day, of CDGC, which Indebtedness was permissibly incurred pursuant to the terms of this Indenture.

      "Excess Cash Collateral Account" shall have the meaning specified in
Section 4.9(a).

      "Existing Casino Project" means each of the Casinos owned, operated or managed by the Company or its Subsidiaries as of the Amendment Date.

      "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

      "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations application to gaming in any Gaming Jurisdiction.

      "Gaming Jurisdiction" means any Federal, state, tribal or sovereign nation in which any entity in which the Debtor or Reorganized Debtor has a direct or indirect beneficial, legal or voting interest, conducts or intends to conduct, manage, finance, consult with respect to, operate or develop riverboat, dockside, land-based or any other type of gaming (including, without limitation, the rendering of services in respect thereof pursuant to a Native American Casino Management Contract (as such term is defined in the Original Indenture) or otherwise)

      "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, including the Indian Gaming Regulatory Act, 25 U.S.C. 'SS' 2701 et seq., any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

      "Gaming Licenses" means any material license, certification, franchise or other authorization or approval to own, lease, operate or otherwise conduct, manage, finance, consult with respect to, operate or develop riverboat, dockside, land-based or any other type of gaming in any Gaming Jurisdiction, and applicable liquor licenses.

      "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a tribal or foreign government, any sovereign nation where the Company or any Subsidiary of the Company conducts business (including the rendering of management services in respect thereof pursuant to a Native American Casino Management Contract or otherwise), any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

      "Guarantor" means each Subsidiary of the Company (other than CDGC and its Subsidiaries), whether now or hereafter existing.

      "Guaranty" shall have the meaning specified in Section 13.2.

      "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

      "incur" shall have the meaning specified in Section 5.11.

      "Incurrence Date" shall have the meaning specified in Section 5.11.

      "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any Property or services, except such as would constitute accounts payable or other obligations to trade creditors arising in the ordinary course of business and are not more than thirty (30) days past their respective original due dates unless such payable is being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the Property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or Property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; provided that obligations in respect of (i) Indebtedness (assuming that such obligations were Indebtedness for purposes of applying this clause (i)) of CDGC and its Subsidiaries, which obligations are incurred in respect of the CDGC Project, and which obligations, whether pursuant to the terms thereof or pursuant to applicable law, do not provide for personal recourse against the Company or any Subsidiary thereof (other than CDGC or its Subsidiaries), (ii) the Amended Original Guaranty and (iii) Refinancing Indebtedness in respect of the obligations described in clause (i) and (ii) and this clause (iii) (assuming that such obligations were Indebtedness for purposes of applying this clause (iii)), shall not be deemed Indebtedness for purposes of
Section 5.11, the definitions herein as they apply thereto and any other provision of this Indenture or the Securities referring, directly or indirectly, to Section 5.11 (or any part thereof) but only in respect of such reference.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Indenture Obligations" means the obligations of the Company and the Guarantor pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of and premium, if any, and interest on the Securities when due and payable, whether on the Maturity Date or an Interest Payment

Date, by acceleration, call for redemption, acceptance of any Asset Sale Offer or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Mortgage and the Securities, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company and the Guarantor (and any other obligor hereunder or under the Securities), including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of the Mortgage; provided that Indenture Obligations shall not include Amended Original Guaranty Obligations.

      "Insurance Proceeds" means the Company's and the Guarantor's interest in and to (a) all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or the Guarantor in connection with the conversion of the Property subject to the Mortgage into Cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property and (b) all amounts attributable to Events of Loss. Notwithstanding the foregoing, Insurance Proceeds shall not include the first $500,000 of proceeds per occurrence received by the Company or the Guarantor pursuant to any such insurance policy and the first $500,000 of proceeds paid per Event of Loss, which proceeds (i) shall be available for use in the operations of the Company or the Guarantor, provided that such use is determined in good faith, and (ii) shall not be subject to the provisions of Section 4.4 hereof.

      "Interest Account" shall have the meaning provided in Section 4.10(a).

      "Interest Payment Date" means the stated due date of an installment of interest on the Securities (other than in respect of the Amended Original Guaranty).

      "Interest Swap Obligation" means, when used with reference to any person, the obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

      "Investment" by any person in any other person means (without duplication)
(a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;
(b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business); (c) the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person. The Company shall be deemed to make an "Investment" in an amount equal to the fair market value, as reasonably determined by the Board of Directors of the Company, of the net assets of any Subsidiary of the Company and any Property transferred to such Subsidiary from the Company, the Guarantor or any of their respective Subsidiaries shall be deemed an Investment valued at its fair market value, as reasonably determined by the Board of Directors of the Company, at the time of such transfer.

      "Issue Date" means the date on which the Plan is declared effective.

      "Joint Venture" shall have the meaning provided in Section 5.3(b).

      "Large New Project" means a New Project, the acquisition of which the Company, in good faith, believes will be accomplished by the expenditure of more than $1,000,000. In determining such projected expenditures, the Company shall include any short term cash flow shortfalls relating to the subject New Project.

      "Legal Holiday" shall have the meaning provided in Section 12.7.

      "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

      "Maturity Date" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      "Minimum Accumulation Date" shall have the meaning specified in Section 5.14.

      "Mortgage" means the Assignment of Rights, the Security Agreement, the Cash Collateral and Disbursement Agreement and the Pledge Agreement and any other agreement purporting to convey to the Trustee for the benefit of Holders of Securities (other than the Amended Original Guaranty), a security interest in the Property pursuant to the requirements of this Indenture executed by the Company and the Guarantor in favor of the Trustee for the benefit of such Securityholders, as the same may be amended from time to time. Any references to the "Guarantor" or the "Securities" in these agreements, shall be deemed to have the same meaning as set forth in this Indenture.

      "Native American Casino" means a Casino which conducts gaming pursuant to, and in accordance with the Indian Gaming Regulatory Act, 25 U.S.C. 'SS' 2701 et seq. or any successors thereto, and the rules and regulations promulgated thereunder by the National Indian Gaming Commission or any successor entity thereof and with respect to which the Company or any Subsidiary of the Company has a Native American Casino Management Contract.

      "Native American Casino Management Contract" means an active contract to operate and/or manage one or more Native American Casinos, or any Casino operated on Native American land; provided that, (i) jurisdiction to rule on disputes over such contract's terms is properly exercised by a United States federal or state court, (ii) such contract by its terms is enforceable in a United States federal or state court and (iii) all necessary Governmental Authorities with jurisdiction over such matters have approved such contract.

      "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock, and by the Company and the Guarantor in respect of an Asset Sale, less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such sale of Qualified Capital Stock.

      "Net Cash Proceeds Account" shall have the meaning as specified in Section 4.4(a).

      "Net Proceeds" means the aggregate Net Cash Proceeds and fair market value of Property (valued at the fair market value thereof at the time of receipt in good faith by the Board of Directors of the Company), other than securities of the Company or the Guarantor in connection with an Asset Sale pursuant to
Section 5.14.

      "New Project" means (a) any project to acquire, build, construct, develop, refurbish or expand any Casino, whether owned or operated by the Company, a Native American Tribe or band or any other person, or (b) any Investment in a Related Business. "New Project" shall not include any Existing Casino Project.

      "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which neither the Company nor the Guarantor provides any credit support and is not liable.

      "Offer to Purchase" means any Asset Sale Offer (including in connection with an Event of Loss). Any such Offer shall comply with all applicable provisions of Federal and state laws regulating such offers, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

      "Offer to Purchase Price" means any Asset Sale Offer Price (including in connection with an Event of Loss).

      "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of the Company.

      "Officers' Certificate" means a certificate substantially in the form of that attached hereto as Exhibit "C", signed by two Officers of the Company (unless the Company has only one Officer, in which case the signature of only one Officer is required) and otherwise complying with the requirements of Sections 14.4 and 14.5.

      "Opinion of Counsel" means a written opinion from legal counsel to the Company complying with the requirements of Sections 14.4 and 14.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

      "Original Guarantor" means CGMI.

      "Original Indenture" shall have the meaning specified in the first Recital hereto.

      "Original Securities" means the 11-1/2% Senior Secured Notes due 2001 of the Company issued under the Original Indenture.

      "Paying Agent" shall have the meaning specified in Section 2.3.

      "Permitted FF&E Financing" means (i) Non-recourse Indebtedness incurred to finance the acquisition or lease after the Issue Date of newly acquired or leased furniture, fixtures or equipment ("FF&E") which is used directly in the operation of Casinos and which is secured by a Lien on such FF&E, and (ii) any guarantee by the Company or any of its Subsidiaries of Indebtedness of any Native American Tribe for so long as a Native American Casino Management Contract with respect to such Native American Tribe shall be in effect; provided, that, in the case of clause (ii) of this definition, such Indebtedness is incurred to finance the acquisition or lease after the Issue Date of FF&E directly used or to be directly used, in a Native American Casino, which Indebtedness is secured by a Lien on such FF&E. The Lien described in this definition may be exclusive of any Lien on such FF&E purported to be created hereunder or under the Mortgage.

      "Permitted Indebtedness" means any of the following:

      (a) The Company and any of its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or any of its Subsidiaries), all in the ordinary course of business, in amounts and for the purposes customary in the Company's or such Subsidiary's industry for gaming operations similar to those of the Company or such Subsidiary, provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $1.5 million;

      (b) The Company may incur Indebtedness to a Subsidiary of the Company, and a Subsidiary of the Company may incur Indebtedness to any other Subsidiary of the Company or to the Company.

      (c) The Company and any Subsidiary of the Company may incur Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services used in the ordinary course of their business that would constitute ordinarily a trade payable to trade creditors (other than accounts payable or other obligations to trade creditors arising in the ordinary course of business which have remained unpaid for greater than 30 days from their respective original due dates unless such payable is being contested in good faith and for which adequate reserves have been established in accordance with
GAAP); and

      (d) The Company and any Subsidiary of the Company may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss of or to obtain a Gaming License, to the extent required by applicable law and consistent in character and amount with customary industry practice.

      "Permitted Liens" means any of the following:

      (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or any of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary in accordance with GAAP;

      (b) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or any of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary in accordance with GAAP;

      (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiary;

provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

      (d) Liens existing on the Issue Date;

      (e) Liens created by the Indenture and the Mortgage; and

      (f) Liens that secure Acquired Indebtedness or Liens on acquired assets, provided, in each case, that such Liens do not secure any other property or assets and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation.

      "Permitted Purposes" shall have the meaning specified in Section 5.20(e).

      "Permitted Regulatory Redemption" means a redemption by the Company or any of its Subsidiaries of such person's securities pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where in any such case such redemption or acquisition is required because the holder or beneficial owner of such security is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

      "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-venture company, Native American Tribe, trust, unincorporated organization or government or other agency or political subdivision thereof.

      "Plan" means the Company's Plan of Reorganization, dated December 22, 1996, as amended, filed in the Bankruptcy Court and confirmed on March 19, 1997.

      "Pledge Agreement" means the Pledge Agreement, dated February 17, 1994, from the Company and CGMI, as Pledgor, to the Trustee for the benefit of Holders (other than in respect of the Amended Original Guaranty), as the same may be amended from time to time in accordance with the terms thereof.

      "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

      "Projected Expenditures" shall have the meaning specified in Section 5.20(a).

      "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

      "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

      "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company to the extent funded with the Net Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or to the extent effected in exchange for Qualified Capital Stock.

      "Qualified New Project" shall have the meaning set forth in Section
5.20(f).

      "Qualified Restricted Investment" means any Restricted Investment to the extent funded with the Net Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or to the extent effected in exchange for Qualified Capital Stock.

      "Quarterly Variance Report" means an analysis which, at a minimum, compares the actual receipts and disbursements of the Company and its Subsidiaries for a particular fiscal quarter against those amounts as forecasted in the applicable ACF Projection for the same period.

      "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

      "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and, in the case of Securities (other than the Amended Original Guaranty), Paragraph 5 in the form of Security.

      "Redemption Price" when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of Security, which shall include in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.

      "Reference Period" with regard to any person means the four full fiscal quarters (or (i) such lesser period during which such person has been in existence or (ii) in the case of the Company and its Subsidiaries, such lesser period commencing with the beginning of the first full final quarter commencing on, or immediately after, the Issue Date) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture; provided, that if the applicable Reference Period is less than four fiscal quarters, the Adjusted Consolidated Fixed Charges of such person, shall be computed on an annualized basis.

      "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used

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

substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, a liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness of a Guarantor shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Guarantor, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders pursuant to the Securities (other than in respect of the Amended Original Guaranty) than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

      "Registrar" shall have the meaning specified in Section 2.3.

      "Related Business" means (a) the gaming business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and (b) any and all businesses materially related to the gaming business whether or not such gaming business is conducted by the Company or its Subsidiaries.

      "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents and the extension of guarantees described in clause (ii) of the definition of Permitted FF&E Financing; provided, that (a) the extension of credit to customers of Casinos consistent with industry practice and in the ordinary course of business shall not be a Restricted Investment, and (b) Investments in respect of Qualified New Projects, shall not be a Restricted Investment.

      "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person (other than such payments by a person to acquire Capital Stock of a Subsidiary of such person), (c) any purchase, redemption, or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person (other than any purchase, redemption or other

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

acquisition or retirement for value by or any defeasance by a person of any Subordinated Indebtedness of a Subsidiary of such person) prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), and (d) any Restricted Investment of such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its directly or indirectly wholly owned Subsidiaries (other than CDGC and its Subsidiaries), by any of its Subsidiaries;
(iii) Investments in the Company or any of its directly or indirectly wholly owned Subsidiaries (other than CDGC and its Subsidiaries), all of whose capital stock has been pledged as Collateral for the Securities (other than the Amended Original Guaranty) in favor of the Holders thereof; and (iv) any dividend, distribution or other payment in respect of a Qualified New Project; and (v) any Investment in CDGC provided such Investment is made in accordance with Section 5.18.

      "Security" or "Securities" means the 12.0% Senior Secured Notes due 2001 of the Company, as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Security Agreement" means the Security Agreement, dated February 17, 1994, by and between the Company, the Guarantor and the Trustee for the benefit of the Holders (other than in respect of the Amended Original Guaranty), as the same may be amended from time to time in accordance with the terms thereof.

      "Securityholder" See "Holder."

      "Small New Project" means a New Project, the acquisition of which the Company, in good faith, believes will be accomplished by the expenditure of not more than $1,000,000. In determining such projected expenditures, the Company shall include any short term cash flow shortfalls relating to the subject New Project.

      "Stated Maturity" means, when used with respect to any Security, the fourth anniversary of the Issue Date.

      "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Securities (other than the Amended Original Guaranty) in any respect or has a stated maturity on or after the Stated Maturity.

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

      "Subsidiary", with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

      "Termination Date" means the date on which persons identified as Designated Directors, which persons, serving as members of the Board of Directors of the Company, would constitute at least a majority of the members thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 'SS''SS' 77aaa-7bbbb) as in effect on the date of the execution of this Indenture.

      "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

      "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust officer, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

      "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

      "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      "wholly owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

      Section 1.2. Incorporation by Reference of TIA.

      Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture securityholder" means a Holder or a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company and any other obligor on the Securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

      Section 1.3. Rules of Construction.

      Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   Article II.

                                 THE SECURITIES

      Section 2.1. Form and Dating.

      The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit D hereto, each of which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit D hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

      The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that none of the Company or any of its Subsidiaries (other than the Original Guarantor) shall be bound by or have any liability in respect of, Amended Original Guaranty Obligations.

      Section 2.2. Execution and Authentication.

      Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted, or reproduced on the Securities and may be in facsimile form.

      If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

      The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $23,100,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate

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

principal amount of Securities (other than in respect of the Amended Original Guaranty) outstanding at any time may not exceed $23,100,000, except as provided in Section 2.7. The aggregate principal amount of the Amended Original Guaranty outstanding at any time shall not exceed $103,200,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

      Securities shall be issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof.

      Section 2.3. Registrar and Paying Agent.

      The Company and, in respect of the Amended Original Guaranty, the Original Guarantor, shall maintain an office or agency in St. Paul, Minnesota, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in St. Paul, Minnesota where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company or the Original Guarantor, as the case may be, in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent (including in respect of the Amended Original Guaranty), except that, for the purposes of Articles III and VII, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Each of the Company and the Original Guarantor hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

      The Company and, in respect of the Amended Original Guaranty, the Original Guarantor, shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company and, in respect of the Amended Original Guaranty, the Original Guarantor, fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      Section 2.4. Paying Agent to Hold Assets in Trust.

      The Company and, in respect of the Amended Original Guaranty, the Original Guarantor, shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders of the Securities (other than in respect of the Amended Original Guaranty), the Holders of the Amended Original Guaranty or the Trustee, as the case may be. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company (or in the case of the Amended Original Guaranty, the Original Guarantor) to the Paying Agent, the Paying Agent (if other than the Company or the Original Guarantor) shall have no further liability for such assets.

      Section 2.5. Securityholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

      Section 2.6. Transfer and Exchange.

      When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.9, 5.14, 10.5 or 12.1). Except for a Required Regulatory Redemption pursuant to Section 3.2 of this Indenture or an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III hereof, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Sections 5.14 or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

      Section 2.7. Replacement Securities.

      If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Security for its reasonable, out-of-pocket expenses in replacing a Security.

      Every replacement Security is an additional obligation of the Company.

      Section 2.8. Outstanding Securities.

      Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

      If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

      If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

      Section 2.9. Treasury Securities.

      In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, the Guarantor and Affiliates of the Company or of the Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

      Section 2.10. Temporary Securities.

      Until definitive Securities are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

      Section 2.11. Cancellation.

      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, in accordance with normal operating procedures, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted in this Indenture.

      Section 2.12. Defaulted Interest.

      If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at its option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

      Section 2.13. Prepayment of Interest.

      The Company shall have the right, but not the obligation, to prepay interest on the then outstanding Notes monthly, such prepayments to be funded either from transfers from the Excess Cash Collateral Account or from the Company's unrestricted cash, at the Company's option. Not later than the Amendment Date, the Company shall deliver to the Trustee a revocable letter directing the Trustee to transfer, on a monthly basis, an amount equal to monthly accrued interest on the then outstanding Securities from the Excess Cash Collateral Account to the Interest Account, to the extent sufficient funds are on hand in the Excess Cash Collateral Account to do so. In the event that insufficient funds exist in the Excess Cash Collateral Account or if the Company otherwise fails to prepay accrued interest as set forth in this Section, or if the Company revokes the aforesaid direction letter, such action or failure to act shall not constitute a default or Event of Default under this Indenture.

                                  Article III.

                                   REDEMPTION

      Section 3.1. Right of Redemption.

      Redemption of Securities shall be made only in accordance with this
Article III. At its election, the Company may redeem the Securities (other than the Amended Original Guaranty forming a part thereof) in whole or in part, at any time on or after the Issue Date at the Redemption Price of 100% of principal amount, including accrued and unpaid interest to the Redemption Date (other than Amended Original Guaranty Obligations). At its election, the Original Guarantor may redeem the Amended Original Guaranty, in whole or in part, at any time on or after the Issue Date at the Redemption Price of 100% of the principal amount, including accrued and unpaid interest to the Redemption Date. Except as provided in this paragraph, Section 3.3 and paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

      Section 3.2. Mandatory Sinking Fund; Payments and Credits.

      The Securities (but not the Amended Original Guaranty) are subject to redemption on each of the third anniversary and the fourth anniversary of the Issue Date through the operation of the mandatory sinking fund provided by this
Section 3.2. The Company shall

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

make a mandatory sinking fund payment on each of the redemption dates set forth below in an amount sufficient to retire by redemption on each such mandatory redemption date Securities (other than the Amended Original Guaranty) having an aggregate principal amount equal to the principal amount set forth below, at a mandatory sinking fund redemption price of 100% of the principal amount thereof together with accrued interest to the redemption date:

          Redemption Date                  Principal Amount
          ---------------                  ----------------
           May 15, 2000                      $ 4,620,000
           May 15, 2001                      $18,480,000

      All sinking fund payments shall be made by depositing immediately available funds sufficient therefor with the Trustee no later than 10:00 A.M., New York City time, on or prior to the respective redemption date. The sinking fund redemption shall be made by the Trustee in the manner set forth in Section
3.6 hereof and notice shall be given by the Company in the manner set forth in
Section 3.4 hereof.

      Section 3.3. Redemption Pursuant to Gaming Laws.

      Notwithstanding any other provision of this Indenture, the Securities shall also be redeemable at any time pursuant to, and in accordance with, a Permitted Regulatory Redemption. If the Company requires the redemption of any Security pursuant to this Section 3.3, then the redemption price shall be the principal amount thereof, plus accrued interest to the date of redemption. The Company or, in the case of the Amended Original Guaranty, the Original Guarantor, shall tender the redemption price (together with any accrued and unpaid interest) to the Trustee no later than 30 and no more than 60 days after the Company gives the Securityholder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be ordered by any Gaming Authority. The Company or, in the case of the Amended Original Guaranty, the Original Guarantor, shall notify the Trustee of any disposition or redemption required under this Section 3.3, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the redemption price (together with any accrued but unpaid interest) upon tender of such Security.

      Section 3.4. Notices to Trustee.

      If the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, elects to redeem Securities pursuant to Article III, it shall notify the Trustee in writing of the date on which the Securities are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

      If the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

      The Company or, in the case of the Amended Original Guaranty, the Original Guarantor, shall give each notice to the Trustee provided for in this Section
3.4 at least 45 days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Gaming Authority).

      Section 3.5. Selection of Securities to Be Redeemed

      If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof or, in the case of the Amended Original Guaranty, otherwise, the Trustee shall select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

      The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $100 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $100 or any integral multiple thereof) of the principal of Securities that have denominations larger than $100. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      Section 3.6. Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice shall be required by applicable Gaming Laws). At the Company's or, in the case of the Amended Original Guaranty, the Original Guarantor's, request, the Trustee shall give the notice of redemption in the Company's name and at the Company's or, in the case of the Amended Original Guaranty, the Original Guarantor's, expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

            (iii) the name, address and telephone number of the Paying Agent;

            (iv) that the Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

            (v) that, unless (a) the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section
      3.8 hereof or (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

            (vi) if any Security is being redeemed in part, the portion of the principal amount, equal to $100 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (vii) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (viii) the CUSIP number of the Securities to be redeemed; and

            (ix) that the notice is being sent pursuant to this Section 3.5 and, if applicable, pursuant to the redemption provisions of Paragraph 5 of the Securities; and

            (x) that such redemption is in respect of the Amended Original Guaranty, if that is the case.

      Section 3.7. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.6, Securities (other than in respect of the Amended Original Guaranty) called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, Securities called for redemption shall be paid at the applicable Redemption Price, including any interest accrued to and unpaid on the Redemption Date; provided, that in the case of Securities (other than in respect of the Amended Original Guaranty), if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of such redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

      Section 3.8. Deposit of Redemption Price.

      Before the Redemption Date, the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the applicable Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on the Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company or, in the case of the Amended Original Guaranty, the Original Guarantor.

      If the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company or, in the case of the Amended Original Guaranty, the Original Guarantor, to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Securities.

      Section 3.9. Securities Redeemed in Part.

      Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


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

                                   Article IV.

                                    SECURITY

      Section 4.1. Security Interest.

      (a) In order to secure the prompt and complete payment and performance in full of Indenture Obligations, the Company, each Guarantor and the Trustee have entered into this Indenture and the Mortgage. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture and the Mortgage, and the Trustee agrees to all of the terms and provisions of the Indenture and the Mortgage as this Indenture and the Mortgage may be amended from time to time pursuant to the provisions thereof and hereof.

      (b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of Securities (other than in respect of the Amended Original Guaranty), without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

      (c) The provisions of TIA 'SS' 314(d), and the provisions of TIA 'SS' 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety and to the same extent as if the Indenture were qualified under the TIA.

      Section 4.2. Recording; Opinions of Counsel.

      (a) Each of the Company and each Guarantor represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and have done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. Each of the Company and each Guarantor shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Mortgage and herein.

      (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture and the Mortgage and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Mortgage, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by the Indenture and the Mortgage, and reciting the details of such action, or (ii) no such action


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

is necessary to maintain the validity and perfection of the security interests under the Mortgage and hereunder.

      (c) The Company shall furnish to the Trustee, within 60 days after February 1 in each year commencing 1998, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Mortgage, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the security interests under the Mortgage and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Mortgage or (B) no such action is necessary to maintain the security interests in full force and effect.

      Section 4.3. Disposition of the Collateral.

      (a) Each of the Company and each Guarantor may, without consent of the Trustee, but otherwise subject to the requirements of this Indenture:

            (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Mortgage and hereunder, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Mortgage and hereunder;

            (ii) (A) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Mortgage and hereunder, inventory held for resale that is at any time part of the Collateral in the ordinary course of the Company's or such Guarantor's business, consistent with industry practices, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Mortgage, accounts receivable or notes receivable that are part of the Collateral in the ordinary course of the Company's or such Guarantor's business, consistent with industry practices, or (C) make Cash payments (including scheduled repayments of Indebtedness permitted to be incurred hereby) from Cash that is at any time part of the Collateral in the ordinary course of business; provided, however, that, except for Cash payments made in accordance with the terms of this Indenture (i) to consummate an Offer to Purchase or (ii) to redeem the Securities pursuant to either an optional or mandatory redemption in accordance with Article III hereof and Paragraph 5 or 6 of


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

      the form of Security attached hereto as Exhibit A, as applicable, such Cash payments may not be made from Cash held in the Cash Collateral Account;

            (iii) abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries and the maintenance of its earnings and is not material to the conduct of the business of the Company and its Subsidiaries;

            (iv) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Mortgage and hereunder any assets or Property in accordance with Section 5.14; provided that the proceeds of such sale, assignment, transfer or other disposition are applied in the manner set forth in Section 5.14 and, provided, further, that the Net Cash Proceeds from such disposition required to be applied to an Offer to Purchase or invested in a Related Business pursuant to Section 5.14 are held in the Net Cash Proceeds Account, pending such application or investment in accordance with Section 5.14 and, provided, further, that the Trustee shall have a valid and perfected security interest in all net proceeds that are not Net Cash Proceeds from such disposition or any assets or property acquired with the proceeds from such disposition in the same priority as such assets or Property so disposed of; and

            (v) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Mortgage and hereunder, any Property constituting Collateral, provided that such disposition is in respect of a Qualified New Project.

      (b) In the event that any of the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 4.3 may be sold, exchanged or otherwise disposed of by the Company or such Guarantor without consent of the Trustee, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such Property under the Mortgage, the Trustee shall execute such an instrument upon delivery to the Trustee of an Officers' Certificate by the Company or such Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such Property is Property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Guarantor without any release or consent of the Trustee.

      (c) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Mortgage and hereunder in contravention of the provisions of this Indenture.


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

      (d) The Trustee shall release, modify or subordinate any Lien on, or security interest in, the Collateral of the Securityholders in the event a Lien on, or security interest in, the Collateral which ranks superior to or pari passu therewith, shall arise in accordance with the terms of this Indenture.

      Section 4.4. Net Cash Proceeds Account

      (a) All Net Cash Proceeds received by the Company or any Guarantor from an Asset Sale and as Insurance Proceeds (collectively, the "Cash Collateral") shall be deposited in an account with the Trustee (the "Net Cash Proceeds Account"), in which there shall be an exclusive and perfected security interest in favor of the Trustee for the equal and ratable benefit of the Holders, without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete payment and performance in full of the Indenture Obligations. The funds from time to time on deposit in the Net Cash Proceeds Account resulting from an Asset Sale may be disbursed from such account only for the purposes and in the manner provided for pursuant to Section 5.14 hereof. All other funds may be used at any time (in addition to any other use herein permitted) to redeem the Securities.

      (b) In its discretion, the Company may request the Trustee, as collateral agent, in writing to, and the Trustee, as collateral agent, shall, invest any Cash Collateral in the Cash Collateral Account as provided for in the Security Agreement; provided, that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested.

      (c) Interest and other amounts earned on Cash Collateral shall be held in the Cash Collateral Account as provided in the Security Agreement.

      Section 4.5. Certain Releases of Collateral.

      Subject to applicable law, the release of any Collateral from Liens created by the Mortgage or the release of, in whole or in part, the Liens created by the Mortgage, will not be deemed to impair the Mortgage in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable agreement creating the Mortgage and pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Company and each obligor on the Securities shall cause Trust Indenture Act 'SS' 314(d) relating to the release of Property or securities from the Liens of the Mortgage to be complied with. Any certificate or opinion required by TIA 'SS' 314(d) may be made by one officer prior to the qualification of the Indenture under the TIA and by two officers after such qualification, except in cases which Trust Indenture Act 'SS' 314(d) requires that such certificate or opinion be made by an independent person.


                                       36



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

      Upon written request of the Company, subject to applicable law, and presentation to the Collateral Agent of an Officers' Certificate evidencing compliance with Section 5.14, the Collateral Agent shall release funds (and the Trustee's Lien with respect thereto) in accordance with the terms of the Cash Collateral and Disbursement Agreement; provided, that the Lien on the funds so released shall immediately attach in like manner to the assets and property purchased by the Company with such funds (except to the extent such funds are applied to the repayment of Securities in compliance with the requirements of this Indenture) to the extent required by this Indenture.

      Section 4.6. Payment of Expenses.

      On demand of the Trustee, the Company forthwith shall pay for all reasonable fees and expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

      Section 4.7. Suits to Protect the Collateral.

      Subject to Section 4.1 of this Indenture and to the provisions of the Mortgage, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Mortgage or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee also shall have the authority to institute and to maintain such suits and proceedings as it may deem expedient to recover any Collateral that is disposed of in violation of the Indenture or released as a result of negligence, fraud or willful misconduct of any Person or damages arising from such wrongful disposition or release. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

      Section 4.8. Trustee's Duties.

      The powers and duties conferred upon the Trustee by this Article IV are solely to protect the security interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing,


                                       37



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

nor shall the Trustee be under any duty to the Company or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company or any Guarantor to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

      Section 4.9. Excess Cash Collateral Account.

      (a) All Excess Cash, as determined pursuant to Section 5.20 hereof, shall be deposited in an account (the "Excess Cash Collateral Account"), in which there shall be an exclusive and perfected security interest in favor of the Trustee for the equal and ratable benefit of the Holders, without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete payment and performance in full of the Indenture Obligations. The funds from time to time on deposit in the Excess Cash Collateral Account may be disbursed from such account only for the purposes and in the manner provided for pursuant to Section 5.20 hereof.

      (b) In its discretion, the Company may request the Trustee, as collateral agent, in writing to, and the Trustee, as collateral agent, shall, invest any Cash in the Excess Cash Collateral Account as provided for in the Security Agreement; provided, that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested.

      (c) Interest and other amounts earned on Cash in the Excess Cash Collateral Account shall be held in the Excess Cash Collateral Account and be subject to the terms of this Section 4.9 and Section 5.20 hereof.

      Section 4.10. Interest Account

      (a) All payments made by, or for the benefit of, the Company to the Trustee on account of interest accrued or accruing on the Securities, shall be deposited in an account (the "Interest Account"), in which there shall be an exclusive and perfected security interest in favor of the Trustee for the equal and ratable benefit of the Holders, without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete payment and performance in full of the Indenture Obligations, provided, however, that so long as no Event of Default has occurred and is continuing, the funds from time to time on deposit in the Interest Account may, subject to Section 8.7 hereof, be disbursed from such account only for the payment of interest on the Securities when due.

      (b) In its discretion, the Company may request the Trustee, as collateral agent, in writing to, and the Trustee, as collateral agent, shall, invest any Cash in the Interest Account


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
as provided for in the Security Agreement; provided, that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested.

      (c) Interest and other amounts earned on Cash in the Interest Account shall be held in the Interest Account and be subject to the terms of this
Section 4.10.

                                   Article V.

                                    COVENANTS

      Section 5.1. Payment of Securities

      The Company shall pay the principal of and interest on the Securities (other than in respect of the Amended Original Guaranty) on the dates and in the manner provided in the Securities and this Indenture. The Original Guarantor shall pay the principal of and interest on the Amended Original Guaranty as provided in Section 13.1. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

      The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities (other than in respect of the Amended Original Guaranty) compounded semi-annually, to the extent lawful. The Original Guarantor shall pay interest on overdue principal and overdue installments of interest at the rate specified in respect of the Amended Original Guaranty compounded semi-annually, to the extent lawful.

      Section 5.2. Maintenance of Office or Agency.

      Each of the Company and each Guarantor shall maintain in Borough of Manhattan, City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon each of the Company and each Guarantor in respect of the Securities and this Indenture may be served. Each of the Company and each Guarantor shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time any of the Company or any Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

      Any of the Company or any Guarantor may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Any of the Company or any Guarantor shall give prompt written notice to the Trustee of any such

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

designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee as such office.

      Section 5.3. Limitation on Restricted Payments.

      (a) Each of the Company and each Guarantor will not, and none will permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment if, immediately prior thereto or after giving effect thereto on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 5.11(a) hereof, or (3) the aggregate amount of all Restricted Payments made by the Company, each Guarantor and their respective Subsidiaries, including after giving effect to such proposed Restricted Payment on a pro forma basis, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for a period (taken as one accounting period) commencing on the first day of the first fiscal quarter commencing immediately following the Issue Date and ending on the last day of the last full fiscal quarter ending immediately preceding the date of such proposed Restricted Payment (or, in the event Consolidated Net Income for such period is a deficit, then 100% of such deficit), plus (b) the aggregate Net Cash Proceeds from the sale of its Qualified Capital Stock (other than to a Subsidiary of the Company) after the Issue Date.

      (b) The foregoing clauses (2) and (3) of the prior paragraph, however, will not prohibit (i) a Permitted Regulatory Redemption of Capital Stock or of Indebtedness; (ii) CDGC Notes issued or outstanding on the Issue Date or issued after the Issued Date in accordance with Section 5.18; (iii) the payment of any dividend on or redemption of Qualified Capital Stock within 60 days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization in compliance with the foregoing provisions; (iv) Investments by the Company or any Subsidiary of the Company in Native American tribes or bands, or Investments in any person formed or to be formed (and in which the Company or any Guarantor owns Capital Stock (a "Joint Venture")), as the case may be, in each case in connection with a proposed or operating Native American Casino, and with respect to which Casino, the Company or each Guarantor has an effective Native American Casino Management Contract which has been pledged to the Trustee for the benefit of the Holders of Securities (other than in respect of the Amended Original Guaranty) pursuant to an Assignment of Rights, and in the case of an Investment in a Joint Venture, the Company or any Guarantor has pledged the Capital Stock thereof owned thereby, and any and all rights under any such joint venture agreement in respect of such joint venture, to the Trustee for the benefit of the Holders of Securities (other than in respect of the Amended Original Guaranty), in each case for the purpose of constructing, developing, refurbishing or expanding such Casinos or paying the costs of any such tribe or band (including, without limitation, legal fees and Tribal Gaming Commission fees) in connection with a Native

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

American Casino Management Contract, provided, the aggregate amount of all Investments made pursuant to this clause (iii) at any time outstanding shall not exceed $10,000,000; (v) a Qualified Exchange; or (vi) a Qualified Restricted Investment. Unless in respect of a Qualified New Project, the full amount of any Restricted Payment made pursuant to any of clauses (i), (ii), (iii), (iv), (v) or (vi), (but in the case of clauses (v) or (vi) only to the extent Net Cash Proceeds received in respect of any such transaction, but for this sentence, increased the amounts available pursuant to clause (3) of the immediately preceding paragraph), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

      Section 5.4. Corporate Existence.

      Subject to Article VI, each of the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of their respective Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company, each Guarantor and each of their respective Subsidiaries; provided, however, that none of the Company or any Guarantor shall be required to preserve, with respect to itself, any right or franchise if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders of Securities (other than in respect of the Amended Original Guaranty).

      Section 5.5. Payment of Taxes and Other Claims.

      Each Company and each Guarantor shall, and shall cause each of their respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, such Guarantor or any of their respective Subsidiaries, or Properties and assets of the Company, such Guarantor or any such Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the Property and assets of the Company, any Guarantor or any of their respective Subsidiaries; provided however, that none of the Company or any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

      Section 5.6. Maintenance of Insurance.

      From and at all times after the Issue Date, each of the Company and each Guarantor shall, and shall cause each of their respective Subsidiaries to, have in effect customary comprehensive general liability insurance on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

      Section 5.7. Compliance Certificate; Notice of Default.

      (a) The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure of the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

      (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Sections 5.3, 5.10, 5.11, 5.14, 5.15, 5.18, 5.19, 5.20, or 5.21 of this
Indenture.

      (c) The Company shall, so long as any of the Securities (other than in respect of the Amended Original Guaranty) are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

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

      Section 5.8. Reports.

      Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be so required, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Notwithstanding anything to the contrary, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

      Section 5.9. Waiver of Stay, Extension or Usury Laws.

      Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.10. Limitation on Transactions with Affiliates.

      (a) Each of the Company and each Guarantor shall not, nor shall any of them cause any of their respective Subsidiaries to, on or after the Issue Date, directly or indirectly, enter into any transaction, including any contract, agreement, understanding, loan, advance or guarantee, and including any series of related transactions, with or for the benefit of any of their respective Affiliates, including CDGC and its Subsidiaries but excluding the Company or another Subsidiary of the Company, none of whose capital stock is owned directly or indirectly by any Affiliate of the Company other than through the Company or its Subsidiaries (an "Affiliate Transaction"), except for transactions in respect of which the aggregate value, remuneration or other consideration (to either party) of all such transactions and related transactions consummated in the year in which such transaction is proposed to be consummated is less than or equal to $500,000.

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

      (b) The provisions of Section 5.10(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the provisions of Section
5.3 hereof, (ii) any agreements between the Company, the Guarantor or any of their respective Subsidiaries, as applicable, and an Affiliate in existence on the date hereof, (iii) any issuance of securities, or other payments, awards of grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $500,000 aggregate principal amount outstanding at any time, (v) an Investment described in clause
(b) of the proviso to the definition of Restricted Investments and (vi) the payment of fees and compensation paid to, and indemnity provided on behalf of officers, directors, employees or consultants of the Company, each Guarantor or any of their respective Subsidiaries, as determined by the Board of Directors of the Company in good faith.

      Section 5.11. Limitation on Incurrence of Additional Indebtedness.

      Except as set forth below, from and after the Issue Date, the Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries (other than CDGC or any of its Subsidiaries) to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness. Notwithstanding the foregoing:

      (a) The Company and any Guarantor may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such incurrence of such Indebtedness and (ii) on the date of the incurrence of such Indebtedness (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness, would be at least
1.75 to 1;

      (b) The Company and any Guarantor may incur Indebtedness, provided, that the aggregate amount of such Indebtedness of the Company and its Subsidiaries (exclusive of Permitted FF&E Financing, Non-recourse Indebtedness and Indebtedness incurred in connection with a Qualified New Project) outstanding at any time shall not exceed two million dollars ($2,000,000);

      (c) The Company and any Guarantor may incur Indebtedness evidenced by the Securities and other obligations pursuant to the Indenture up to the amounts specified herein as of the Issue Date;

      (d) The Company and any Guarantor may incur Indebtedness consisting of Permitted FF&E Financing, provided, that the aggregate amount of Indebtedness incurred

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

pursuant to this paragraph (d) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not constitute more than 100% of the cost (reportable on the balance sheet (including all appropriate notes thereto) of such person in accordance with GAAP) to the Company, its Subsidiaries or any Native American Tribe of the FF&E so purchased or leased;

      (e) The Company and any Guarantor may incur Non-recourse Indebtedness;

      (f) The Company and any Guarantor may incur Refinancing Indebtedness with respect to any Indebtedness, as applicable, described in clauses (a) through (e) of this Section 5.11 so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clause (d), such Refinancing Indebtedness satisfies the applicable requirements of such clauses; and

      (g) The Company and any Guarantor may incur Indebtedness in connection with a Qualified New Project.

      Notwithstanding the foregoing limitations, the limitations of this Section
5.11 shall not apply to the incurrence of Permitted Indebtedness.

      Section 5.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

      (a) None of the Company or any Guarantor shall, and none shall permit any of their respective Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any such Subsidiary to pay dividends or make other distributions to, or to pay any obligation to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or the Indenture, (b) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (c) restrictions imposed by applicable law, (d) restrictions under any Acquired Indebtedness or any agreement relating to any Property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the Property, assets and business so acquired, (e) any restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets to be sold of such Subsidiary, (f) restrictions arising in respect of a Qualified New Project and (g) replacements of restrictions imposed pursuant to clauses (d) and
(f) and this clause (g) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

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

      (b) CDGC shall not be permitted to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of CDGC to make payments in respect of any CDGC Notes or its capital stock, as to which CDGC is liable.

      Section 5.13. Limitation on Liens.

      (a) None of the Company or any Guarantor shall, and none shall permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective Properties or assets, except for (a) Permitted Liens, (b) Liens incurred pursuant to Permitted FF&E Financing or Non-recourse Indebtedness incurred in accordance with the provisions of paragraph (d) or (e), respectively, of Section 5.11, which Liens may be exclusive Liens on such Permitted FF&E or in respect of such Non-recourse Indebtedness, (c) Liens incurred pursuant to Permitted Indebtedness, (d) Liens incurred in respect of obligations described in the second proviso to the definition of Indebtedness and (e) Liens incurred in connection with the incurrence of Refinancing Indebtedness in accordance with the provisions of paragraph (f) of Section 5.11, provided, that such Liens (described in this clause (e)) are not more adverse to the interests of the Holders of the Securities (other than in respect of the Amended Original Guaranty) than the Liens replaced or extended thereby, provided, further, that such Liens (described in this clause (e)) replaced or extended were permitted hereby.

      Section 5.14. Limitation on Sales of Assets and Subsidiary Stock; Event of
                    Loss.

      (a) Other than upon an Event of Loss, none of the Company or any Guarantor shall, and none shall permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of its Property, business or assets (other than payments made pursuant to the terms of the Securities), including, without limitation, (i) upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, (ii) any sale and leaseback transaction, whether by the Company or a Subsidiary of the Company or
(iii) through the transfer or other disposition of any proceeds from an Event of Loss (each, an "Asset Sale"), unless (1) the Board of Directors of the Company or such Guarantor determines in good faith, prior to the consummation of the transaction(s), that the Company or such Guarantor, as applicable, received fair market value for such Asset Sale; (2) at least 75% of the value, remuneration or other consideration (other than liabilities to which the assets transferred in such Asset Sale were subject and liabilities assumed by or on behalf of the acquiring person in such Asset Sale) for such Asset Sale (excluding property that promptly after such Asset Sale is converted into U.S. Legal Tender) consists of U.S. Legal Tender or Cash Equivalents; (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale; and (4)(x) within 365 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the repurchase of the Securities (other than in respect of the Amended Original Guaranty) pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase Securities (other than in respect of the Amended

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

Original Guaranty) at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount thereof, together with accrued and unpaid interest on the principal amount purchased to the date of payment, or (y) if the Securityholders decline such Asset Sale Offer, within 400 days of such Asset Sale, the Asset Sale Offer Amount is invested in assets and Property (excluding inventory) directly related to a Related Business of the Company or a Subsidiary of the Company. Notwithstanding the foregoing provisions of this paragraph:

            (i) the Company and any Subsidiary of the Company may in the ordinary course of business and consistent with past practices, convey, sell, lease, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

            (ii) the Company and any Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture, provided that any assets not conveyed, sold, leased, transferred or otherwise disposed of in each such transaction shall constitute an "Asset Sale" as provided herein;

            (iii) the Company and any Subsidiary of the Company may sell damaged, worn out or other obsolete Property in the ordinary course of business so long as such Property is no longer necessary for the proper conduct of the business of the Company and the Guarantors, as applicable;

            (iv) the Company and any Subsidiary of the Company may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any other Subsidiary of the Company;

            (v) the Company and any Subsidiary of the Company may sell, transfer, assign or otherwise dispose of any Securities owned by the Company, or any Subsidiary of the Company in compliance with all applicable laws and regulations; and

            (vi) in addition to assets sold pursuant to clauses (i), (ii),
      (iii), (iv) and (v) above, the Company and any Subsidiary of the Company may convey, sell, lease, transfer, assign, or otherwise dispose of assets in the ordinary course of business, provided, the fair market value of any assets disposed of in any single transaction or series of related transactions does not exceed $10,000 and the aggregate fair market value of all such assets does not exceed $1,000,000 on or after the Issue Date.

      The Company shall accumulate all Net Cash Proceeds from all Assets Sales described in clause (iv) above (to be maintained in the Net Cash Proceeds Account in which the Trustee on behalf of the Holders shall have an exclusive, perfected security interest, pending reinvestment of such Net Cash Proceeds), and the aggregate amount of such accumulated Net

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

Cash Proceeds not used for the purposes permitted by this Section 5.14(a) and within the time provided by this Section 5.14(a) shall be referred to as the "Accumulated Amount."

      (b) For the purpose of this Section 5.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $2,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company shall commence an Asset Sale Offer to the Holders to purchase, on a pro rata basis, for U.S. Legal Tender Securities having a principal amount (the "Asset Sale Offer Amount") equal to the Accumulated Amount, at a purchase price (the "Asset Sale Offer Price") equal to 100% of principal amount, plus accrued but unpaid interest to, and including, the date (the "Asset Sale Purchase Date") of the Securities (other than in respect of the Amended Original Guaranty) tendered are purchased and paid for in accordance with this Section 5.14. Notice of an Asset Sale Offer shall be sent 20 Business Days prior to the close of business on the Asset Sale Put Date (as defined below), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 5.14;

            (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Asset Sale Put Date, and the Asset Sale Purchase Date, which Asset Sale Purchase Date shall be on or prior to 30 Business Days following the date the Accumulated Amount was at least $2,000,000 million;

            (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

            (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (b), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of


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

      business on the third Business Day prior to the Asset Sale Purchase Date (the "Asset Sale Put Date");

            (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Asset Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

            (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $100 or integral multiples of $100 shall be required);

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

            (9) the circumstances and relevant facts regarding such Asset Sales.

      Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

      No later than 12:00 noon New York City time on an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Offer Price (plus accrued interest) for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

      (c) If the amount required to acquire all Securities tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") shall be less than the Asset Sale Offer


                                       49



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

Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for expenditures in conformity with the terms of this Indenture without regard to the restrictions set forth in this Section 5.14, unless otherwise restricted, and shall be transferred from the Net Cash Proceeds Account to the Company or its Subsidiaries, as the case may be, free and clear of any Lien created by this Indenture or the Mortgage, but subject to any other applicable restriction in this Indenture by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of Section 5.14(b), the Accumulated Amount (but only to the extent offered to the Holders pursuant to the terms of Section 5.14(b)) as of the Minimum Accumulation Date shall be reduced to zero and accumulations thereof shall be deemed to recommence from the date next following such Minimum Accumulation Date.

      (d) Upon an Event of Loss, the Company shall make an Asset Sale Offer to repurchase at the Asset Sale Price (together with accrued interest) that principal amount of Notes equal to the Net Proceeds of such Event of Loss (the "Event of Loss Amount") within 180 days thereafter, unless the Asset Sale Amount related to such Event of Loss is invested, within 180 days after such Event of Loss, in assets and property directly related to a Related Business of the Company or a Subsidiary.

      Section 5.15. [This Section has been Intentionally Deleted].

      Section 5.16. Conduct of Business.

      The respective businesses conducted by each of the Company and each Subsidiary and each of their respective Subsidiaries shall be limited to Related Businesses; provided, that if such business is not a Related Business it shall be a business conducted in connection with a Qualified New Project.

      Section 5.17. Limitation on Status as Investment Company.

      Each of the Company and each Guarantor shall not become "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

      Section 5.18. Limitation on Developmental Expenses and Capital
                    Expenditures.

      (a) Until the Termination Date, none of the Company or any Guarantor shall, and none of them shall permit any of their respective Subsidiaries (other than CDGC and its Subsidiaries) to, make any expenditure of Cash to satisfy or otherwise on account of any Developmental Expense if: (a) in respect of any New Project (other than the CDGC Project), such expenditure exceeds $250,000; (b) in respect of all New Projects (other than the CDGC Project), such expenditure, when aggregated with other Developmental Expenses made in any year (other than with respect to the CDGC Project), exceeds $500,000; (c) in respect of the CDGC Project, such expenditure, together with all expenditures made on


                                       50



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

account of other Developmental Expenses related to the CDGC Project in the calendar year in which such expenditure was made, exceeds $500,000 for each calendar year commencing January 1, 1999; provided, however, that with respect to the three (3) month period ending December 31, 1998 such expenditures, together with all expenditures made on account of the Developmental Expenses related to the CDGC Project for such period, exceeds $150,000.

      (b) Until the Termination Date, none of the Company or any Guarantor shall, and none of them shall permit any of their respective Subsidiaries to, make any capital expenditure (as determined under GAAP) in excess of $500,000 in any one fiscal year, with respect to Existing Casino Projects.

      Section 5.19. Bank Accounts.

      As soon as practicable after the execution of this Indenture, none of the Company or any Guarantor shall, and none of them shall permit any of their respective Subsidiaries to, deposit any Cash in any bank other than the Trustee or its Affiliates unless the Trustee or its Affiliates do not have a local office or branch and provided that such bank has duly executed and delivered to the Collateral Agent an Agency Agreement.

      Section 5.20. Excess Cash Collateral Account.

      (a) No later than forty-five (45) days prior to the end of a fiscal year (commencing with the Company's fiscal year commencing July 1, 1998), the Company shall submit to the Trustee an ACF Projection for the forthcoming fiscal year and for each fiscal quarter of such fiscal year; provided, however, that the Company's obligation to timely provide the Trustee with an ACF Projection shall be conditioned upon the delivery by the Trustee to the Company of a confidentiality agreement, in form and substance satisfactory to the Company and its counsel, executed by, and binding upon, the Trustee; and provided, further, that the Company's time to deliver the ACF Projection for its fiscal year commencing on July 1, 1997 shall be extended to the Amendment Date. To the extent any of the Excess Cash is attributable to a Subsidiary of the Company, the nature of the corporate event by which the Subsidiary transfers the Cash to the Company shall be determined at the sole discretion of each Subsidiary.

      (b) No later than the 45th day after the end of the Company's fourth (4th) fiscal quarter, or, with respect to the first three (3) fiscal quarter of each of the Company's fiscal years, not later than the earlier of: (i) the filing by the Company of its 10Q, and (ii) the 45th day after the end of each such fiscal quarter, the Company will deliver a Quarterly Variance Report to the Trustee with respect to each of the Company's fiscal quarters commencing with the Company's fiscal quarter commencing July 1, 1998; provided, however, that the Company's obligation to timely provide the Trustee with a Quarterly Variance Report shall be conditioned upon the delivery by the Trustee to the Company of a confidentiality agreement in form and substance satisfactory to the Company and its counsel, executed by, and binding upon, the Trustee.


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

      (c) Not later than the last day for the delivery by the Company of a Quarterly Variance Report for a particular fiscal quarter as provided in Section 5.20(b), the Company (i) shall provide an Officers' Certificate to the Trustee certifying the amount of Excess Cash as of the last day of such fiscal quarter, and (ii) shall deposit an amount equal to Excess Cash as so calculated into the Excess Cash Collateral Account.

      (d) There shall be an exclusive and perfected security interest in the Excess Cash Collateral Account in favor of the Trustee for the equal and ratable benefit of the Holders, without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete payment and performance in full of the Indenture Obligations. The funds from time to time on deposit in the Excess Cash Collateral Account may be disbursed from such account only for the purposes and in the manner provided for pursuant to Section 5.20(e) hereof. In its discretion, the Company may request the Trustee, as collateral agent, in writing to, and the Trustee, as collateral agent, shall, invest any Excess Cash in the Excess Cash Collateral Account as provided for in the Security Agreement; provided, that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested. Interest and other amounts earned on Excess Cash shall be held in the Excess Cash Collateral Account as provided in the Security Agreement.

      (e) The funds from time to time on deposit in the Excess Cash Collateral Account may not be disbursed from such account except for one of the following purposes: (i) to redeem the Securities or to make any sinking fund payment required by this Indenture; (ii) to pay interest due or accrued on the Securities; (iii) up to $300,000, in any calendar year, to pay any Additional Developmental Expenses otherwise permitted under this Indenture; (iv) to pay any Deferred Budgeted Expense for which the Company did not reserve funds in connection with the most recent quarterly calculation of Excess Cash; (v) to make expenditures with respect to a Qualified New Projected (as defined in Section 5.20(f)); or (vi) for any use to which Holders of a majority of the outstanding Notes has consented (each a "Permitted Purpose"). The Trustee shall disburse funds from the Excess Cash Collateral Account within three (3) Business Days of receiving written notice from the Company requesting such disbursement, provided, that simultaneously with such request the Company delivered an Officer's Certificate setting forth (1) the purpose of the requested disbursement, (2) that the requested disbursement is for a Permitted Purpose,
(3) with respect to any disbursement requested for any of the Permitted Purposes set forth in clauses (iii), (iv), (v) or (vi) above, that no default or Event of Default exists, (4) with respect to any disbursement requested with request to clause (iii) above, that during the fiscal year in which the requested expenditure is to be made, the Company has already expended $200,000 on Developmental Expenses otherwise permitted under this Indenture from funds other than from the Excess Cash Collateral Account, and that such requested expenditure, when aggregated with other Developmental Expenses paid during the applicable fiscal year, does not exceed $500,000, and (5) with respect to any disbursement requested with respect to clause (iv) above, that the requested expenditure will be used to pay a Deferred Budgeted Expense.


                                       52



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

      (f) A Small New Project shall be deemed to be a Qualified New Project if:
(i) the Trustee shall be granted a lien on or security interest in the New Project or other asset to be acquired as otherwise required under the Indenture,
(ii) the Company provides the Trustee, at the time funds are requested from the Excess Cash Collateral Account, a certificate of the Company's chief financial officer certifying that the Company has exercised reasonable business judgment analyzing the proposed transaction and has determined, in good faith, that proceeding with the proposed transaction is in the best business interest of the Company for the purpose of achieving a favorable return on the Company's capital (a fairness opinion of an independent appraiser or other financial professional may be substituted in lieu of such certificate), (iii) an opinion of counsel (who may be in-house counsel) regarding compliance with the Indenture and TIA with respect to the requested disbursement; (iv) delivery to the Trustee of a projected cash flow statement for the New Project for the Company's remaining fiscal year, (v) delivery to the Trustee of the previously delivered ACF Projection which has been revised to reflect, as a separate line item, the projected cash flow statement for such New Project, which revised ACF Projection shall be used for determining Excess Cash for the fiscal quarters remaining for the period covered by such ACF Projection; and (vi) if the requested disbursement, when aggregated with all other disbursements made in the same calendar year as the requested disbursement from the Excess Cash Collateral Account for New Projects, exceeds ten (10%) percent of the then outstanding Securities, the Company shall also deliver a certificate of fair value from an independent engineer, appraiser or other professional and shall otherwise comply with the requirements of the TIA, including Section 314(a). For the purposes of this paragraph, assumed debt shall be included in determining whether an acquisition qualifies as a Small New Project.

      (g) A Large New Project shall be deemed to be a Qualified New Project if it satisfies each of the conditions contained in paragraph (f) above for deeming a Small New Project to be a Qualified New Project, except that: (i) the opinion of counsel required in clause (iii) of paragraph (f) shall not be authored by in-house counsel, and (ii) as an additional condition, the Company shall provide a fairness opinion of an independent appraiser or financial professional relating to the proposed New Project. For the purposes of this paragraph, assumed debt shall be included in determining whether an acquisition qualifies as a Large New Project.

      (h) The Trustee shall have no duty to review financial statements or any other periodic reports required by this Section 5.20 or any other section of this Indenture to determine compliance with such provisions of this Indenture.

      Section 5.21. Issuance of Common Stock.

      Until the Termination Date, the Company may issue shares of Common Stock only so long as such issuance does not result in the total number of shares of Common Stock outstanding exceeding 2,200,000 shares, unless such issuance is in connection with a Qualified New Project.


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

                                   Article VI.

                              SUCCESSOR CORPORATION

      Section 6.1. Limitation on Merger, Sale or Securities Consolidation.

      None of the Company or any Guarantor shall consolidate with or merge with or into another person, and none of the Company or its Subsidiaries shall, directly or indirectly, sell, lease or convey assets constituting all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, whether in a single transaction or a series of related transactions, to another person or group of Affiliated persons, including any Subsidiary of the Company which is not a Guarantor, unless:

            (1) either (a) the Company or such Guarantor, as the case may be, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company or such Guarantor, as the case may be, in connection with the Securities and the Indenture;

            (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

            (3) immediately after giving effect to such transaction, on a pro forma basis, the Consolidated Net Worth of the surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

            (4) other than in the case of a transaction solely between the Company and a Subsidiary of the Company, immediately after giving effect to such transaction, on a pro forma basis, the surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 5.11;

            (5) such transaction will not result in the loss of any Gaming License; and

            (6) the Company has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided relating to such transaction have been satisfied.

      For purposes of this Section 6.1, the Consolidated Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect, on a pro forma basis, to the transaction and


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any related incurrence of Indebtedness) for the four fiscal quarters which ended immediately preceding such transaction.

      The sale, lease or conveyance of all or substantially all of the Properties and assets of one or more Subsidiaries of the Company, which Properties and assets, if held by the Company or any Guarantor, instead of such Subsidiaries, would constitute all or substantially all of the Properties and assets of the Company and the Guarantors on a consolidated basis shall be deemed to be the transfer of all or substantially all of the Properties and assets of the Company or the Guarantors, as the case may be.

      Section 6.2. Successor Corporation Substituted.

      Upon any consolidation or merger of the Company or any Guarantor, or any direct or indirect sale, lease or conveyance by the Company or any Subsidiary of the Company of assets constituting all or substantially all of the Properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture and the Securities with the same effect as if such successor corporation had been named therein as the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as applicable, will be released from its obligations under the Indenture and the Securities, except as to any obligations that arise from or as a result of such transaction.

                                  Article VII.

                         EVENTS OF DEFAULT AND REMEDIES

      Section 7.1. Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) the failure by the Company to pay any installment of interest on the Securities (other than in respect of the Amended Original Guaranty) as and when due and payable and the continuance of any such failure for 5 days;

            (2) the failure by the Company (other than in respect of the Amended Original Guaranty) to pay all or any part of the principal, or premium, if any, on the


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      Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay any Offer to Purchase Price, or otherwise;

            (3) the failure of the Company or any Guarantor or any Subsidiary thereof, as applicable, to comply with any provision of Section 5.3, 5.7, 5.10, 5.11, 5.12, 5.13, 5.15, 5.17, 5.18, 5.19, or Section 6.1 which failure continues for 30 days;

            (4) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Securities or the Indenture (other than in each case Amended Original Guaranty Obligations) and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

            (5) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or a Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or a Subsidiary of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction in respect of the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or a Subsidiary of the Company, or of the Property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (6) the Company or a Subsidiary of the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fails generally to pay their debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

            (7) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness (excluding Indebtedness described in clause (iii) of the second proviso to the definition of Indebtedness) of the


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      Company or any Subsidiary of the Company with an aggregate principal amount in excess of $500,000;

            (8) final unsatisfied judgments not covered by insurance aggregating in excess of $500,000, at any one time rendered against the Company or a Subsidiary of the Company and not stayed, bonded or discharged within 60 days;

            (9) an event of default specified in the Mortgage;

            (10) any of the documents comprising the Mortgage fails to become or ceases to be in full force and effect in accordance with the terms of this Indenture, or ceases (once effective) to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Indenture); or

            (11) the failure of the Company to deliver an ACF Projection or a Quarterly Variance Report to the Trustee when due and the continuance of such failure for five (5) Business Days.

      If an Event of Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

      Notwithstanding any provision of this Indenture to the contrary, any violation of Article XII of this Indenture by the Company shall not constitute, and shall not be deemed to be, an Event of Default.

      Prior to the declaration of acceleration of the maturity of the Securities, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Security not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity acceptable to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.


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      Section 7.2. Acceleration of Maturity Date; Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 7.1(5) or (6)) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (and premium, if applicable), determined as set forth below, together with accrued interest, thereon, to be due and payable immediately. If an Event of Default specified in Section 7.1(5) or (6) occurs, all principal of, premium applicable to, and accrued interest on, the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Securities are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Securities which have become due solely by such acceleration, have been cured or waived.

      At any time after such a declaration of acceleration being made and before any judgment or decree for payment of any money due being obtained by the Trustee as hereinafter provided in this Article VII, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or an event which with notice or lapse of time or both would become an Event of Default if:

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue interest on all Securities, (other than in respect of the Amended Original Guaranty),

                  (B) the principal of (and premium, if any, applicable to) any
            Securities (other than in respect of the Amended Original Guaranty) which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities (other than in respect of the Amended Original Guaranty),

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities (other than in respect of the Amended Original Guaranty),

                  (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and


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            (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

Notwithstanding the previous sentence of this Section 7.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

      Section 7.3. Collection of Indebtedness and Suits for Enforcement by
                   Trustee.

      The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in Section 7.1(1) and (2) occurs and is continuing, the Company shall pay to the Trustee, for the benefit of the Holders of the Securities (other than in respect of the Amended Original Guaranty), the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts to the Trustee, in its own name and as trustee of an express trust in favor of such Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of such Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      Section 7.4. Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the


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Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

            (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 7.5. Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      Section 7.6. Priorities.

      (a) any money collected by the Trustee pursuant to this Article VII in respect of Indenture Obligation shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if


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any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the Trustee in payment of all amounts due pursuant to Section
8.7;

      SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

      THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

      (b) Any money collected by the Trustee pursuant to this Article VII in respect of the Amended Original Guaranty Obligations shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities (only in respect of the Amended Original Guaranty) and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the Trustee in payment of all amounts due pursuant to Section
8.7;

      SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

      THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

      Section 7.7. Limitation on Suits.

      No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;


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            (C) such Holder or Holders have offered to the Trustee security or indemnity acceptable to the Trustee;

            (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      Section 7.8. Unconditional Right of Holders to Receive Principal, Premium
                   and Interest.

      Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Offer Price, on the Asset Sale Purchase Date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 7.9. Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the placement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 7.10. Delay or Omission Not Waiver.

      No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from


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time to time, and as often as may be deemed expedient, by the Trustee or by the
Holders, as the case may be.

      Section 7.11. Control by Holders.

      The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

            (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Section 7.12. Waiver of Past Default.

      Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

            (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section 7.1, or

            (B) in respect of a covenant or provision hereof which, under
      Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

      Section 7.13. Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing


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by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date of such Security.

      Section 7.14. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, each Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      Section 7.15. Cash Proceeds from Collateral.

      After the occurrence of an Event of Default, the Cash proceeds of any Collateral obtained and/or disposed of pursuant to the terms of the Mortgage shall be held by the Trustee in a separate custodial account in the name of the Trustee (the "Trustee Account") for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof by reason of difference in time of issuance, sale or otherwise.

                                  Article VIII.

                                     TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

      Section 8.1. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:


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            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1.

            (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

            (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers unless it receives indemnity satisfactory to it for the repayment of such funds or against such risk or liability.

      (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.1.

      (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.


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      Section 8.2. Rights of Trustee.

      Subject to Section 8.1

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity acceptable to the Trustee.

      (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(1), 7.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

      Section 8.3. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.


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      Section 8.4. Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

      Section 8.5. Notice of Default.

      If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Event of Default within 90 days after such Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Redemption Price on the Redemption Date and the Asset Sale Offer Amount on the Asset Sale Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

      Section 8.6. Reports by Trustee to Holders.

      If required by law, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA 'SS' 313(a). If required by law, the Trustee also shall comply with TIA 'SS''SS' 313(b) and 313(c).

      The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

      A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

      Section 8.7. Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

      The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and


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expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

      To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The Company's obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

      Section 8.8. Replacement of Trustee.

      The Trustee may resign by notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 8.1(d) or 8.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or


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            (4) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

      Section 8.9. Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

      Section 8.10. Eligibility; Disqualification.

      The Trustee shall at all times satisfy the requirements of TIA 'SS' 310(a)(1) and TIA 'SS' 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA 'SS' 310(b).


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

      Section 8.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA 'SS' 311(a), excluding any creditor relationship listed in TIA 'SS' 311(b). A Trustee who has resigned or been removed shall be subject to TIA 'SS' 311(a) to the extent indicated.

                                   Article IX.

                           SATISFACTION AND DISCHARGE

      Section 9.1. Satisfaction and Discharge of the Indenture.

      The Company shall be deemed to have paid and discharged the entire Indebtedness on the Securities and the provisions of this Indenture shall cease to be of further effect (subject to Section 9.3), if:

            (1) The Company irrevocably deposits in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender,
      (ii) U.S. Government Obligations, or (iii) a combination thereof, in an amount after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of principal and interest will provide, not later than one Business Day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and each installment of principal and interest on the Securities (other than in respect of the Amended Original Guaranty) then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

            (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

            (3) No Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company, any Guarantor or any Subsidiary of the Company or the Guarantor is a party or by which it or its Property is bound;


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            (4) The deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of such Securities and the Holders will be subject to Federal income tax only in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (5) The deposit shall not result in the Company, the Trustee or the trust becoming an "investment company" under the Investment Company Act of 1940;

            (6) After the passage of 91 days (or any greater period of time in which any such deposit of trust funds may remain subject to any Bankruptcy Laws insofar as those laws apply to the Company) following the deposit of the trust funds, such funds will not be subject to any Bankruptcy Laws affecting creditors' rights generally;

            (7) The Trustee will have a valid, perfected and unavoidable first-priority security interest in the trust funds; and

            (8) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company or any of its Subsidiaries), each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 9.1 have been complied with.

      In the event all or any portion of such Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

      In the event that the Company takes the necessary action to comply with the provisions described in this Section 9.1 and such Securities are declared due and payable because of the occurrence of an Event of Default, the Company will remain liable for all amounts due on such Securities at the time of acceleration resulting from such Event of Default in excess of the amount of money and U.S. Government Obligations deposited with the Trustee pursuant to this Section 9.1 at the time of such acceleration.

      Section 9.2. Termination of Obligations Upon Cancellation of the
                   Securities.

      In addition to the Company's rights under Section 9.1, the Company and the Guarantor may terminate all of their respective obligations under this Indenture (subject to Section 9.3) when:

            (1) all Securities (other than in respect of the Amended Original Guaranty) theretofore authenticated and delivered (other than Securities which have


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

      been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

            (2) the Company or a Guarantor has paid or caused to be paid all sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company or any of its Subsidiaries), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, the Guarantor or any of their Subsidiaries is a party or by which it or their Property is bound.

      Section 9.3. Survival of Certain Obligations.

      Notwithstanding the termination of this Indenture and of the Securities referred to in Sections 9.1 or 9.2, the respective obligations of the Company, each Guarantor and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III, Article IV, 5.1, 5.2, 5.4, 5.6, 7.7, 7.8, 8.7, 8.8,
9.5, 9.6, 9.7, 13.1 (in respect of the Original Guarantor and Amended Original Guaranty Obligations only), 14.1, 14.2, 14.4, 14.5, 14.7, 14.8, 14.11 and this
Section 9.3 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.8, 8.7, 8.8, 9.5, 9.6, 9.7, 13.1 (in respect of the Original Guarantor and Amended Original Guaranty Obligations only), 14.11 and this Section 9.3 shall survive. Nothing contained in this Article IX shall abrogate any of the obligations or duties of the Trustee under this Indenture.

      Section 9.4. Acknowledgment of Discharge by Trustee.

      After (i) the conditions of Sections 9.1 or 9.2 have been satisfied, (ii) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor' obligations under this Indenture except for those surviving obligations specified in Section 9.3.

      Section 9.5. Application of Trust Assets.

      The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 9.1. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with


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earnings thereon, through the Paying Agent (which may not for purposes of
Article IX be the Company or any Affiliate of the Company), in accordance with this Indenture and the terms of the Securities, to the payment of principal of and interest on the Securities.

      Section 9.6. Repayment to the Company.

      Upon termination of the trust established pursuant to Section 9.1 by payment of the trust property to the Holders, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

      The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 9.1, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

      Section 9.7. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.1 or 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.1 or 9.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.1 or 9.2; provided, however, that if the Company or the Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


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                                   Article X.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      Section 10.1. Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Mortgage, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holders provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

            (3) to provide for additional collateral for, or additional Guarantors of the Securities;

            (4) to provide for uncertificated Securities in addition to or in place of certificated Securities in compliance with this Indenture;

            (5) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VI; or

            (6) to comply with the TIA.

Any such amendment or supplement may be limited in application to the Securities (other than in respect of the Amended Original Guaranty) or to the Securities (only in respect of the Amended Original Guaranty).

      Section 10.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

      Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities, by


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

written act of said Holders delivered to the Company and the Trustee, the Company and each Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Mortgage or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Mortgage or the Securities or of modifying in any manner the rights of the Holders under this Indenture, the Mortgage or the Securities. Subject to Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Mortgage or the Securities. Notwithstanding the foregoing provisions of this Section 10.2, no such amendment, supplemental indenture or waiver shall, without the consent of Holders of at least 66 2/3% of the aggregate principal amount of outstanding Securities change any provision of
Article IV or Article XIII, or (except for the Stated Maturity, which is governed by clause (4) (below) extend any Maturity Date of any Securities, and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

            (1) change the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

            (2) reduce the rate or extend the time for payment of interest on any Security;

            (3) reduce the principal amount of any Security;

            (4) change the Stated Maturity of any Security;

            (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

            (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

            (7) make any changes in Section 7.4, 7.7 or this third sentence of this Section 10.2;

            (8) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the date hereof; or

            (9) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness.


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

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      After an amendment, supplement or waiver under this Section 10.2 or 10.4 becomes effective, it shall bind each Holder.

      In connection with any amendment, supplement or waiver under this Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

      Section 10.3. Compliance with TIA.

      Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

      Section 10.4. Revocation and Effect of Consents.

      Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


                                       76



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

      After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

      Section 10.5. Notation on or Exchange of Securities.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue, the Guarantor shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

      Section 10.6. Trustee to Sign Amendments, Etc.

      The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.

                                   Article XI.

                           MEETINGS OF SECURITYHOLDERS

      Section 11.1. Purposes for Which Meetings May Be Called.

      A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article XI for any of the following purposes:

      (a) to give any notice to the Company, the Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or


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

Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of
Article VII;

      (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VIII;

      (c) to consent to a waiver pursuant to the provisions of Section 10.2; or

      (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

      Section 11.2. Manner of Calling Meetings.

      The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 11.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantor and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

      Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

      Section 11.3. Call of Meetings by Company or Holders.

      In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers


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

printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

      Section 11.4. Who May Attend and Vote at Meetings.

      To be entitled to vote at any meeting of Securityholders, a person shall
(a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their counsel.

      Section 11.5. Regulations May Be Made by Trustee; Conduct of the Meeting;
                    Voting Rights; Adjournment.

      Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 11.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

      At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the


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

provisions of Section 11.2 or Section 11.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

      Section 11.6. Voting at the Meeting and Record to Be Kept.

      The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.2 or published as provided in Section 11.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 11.7. Exercise of Rights of Trustee or Securityholders May Not Be
                    Hindered or Delayed by Call of Meeting.

      Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


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                                  Article XII.

                   DISSEMINATION OF QUARTERLY VARIANCE REPORTS
                               TO SECURITYHOLDERS

      Section 12.1. Disseminating Reports to Holders.

      Subject to such Holder's compliance with Section 12.2 of this Indenture, each Holder who is a Holder of record as of the last day of a particular fiscal quarter shall be entitled to receive from the Company, a copy of the Quarterly Variance Report (and ACF Projection applicable thereto) relating to such fiscal quarter, within 45 days after the end of such fiscal quarter.

      Section 12.2. Confidentiality Agreements.

      No Holder shall be entitled to receive a Quarterly Variance Report (a) unless and until such Holder has executed and delivered an Approved Confidentiality Agreement, or (b) if the Company, in the exercise of its business judgment, believes that any Holder may use a Quarterly Variance Report or any of the information contained therein to the detriment of the Company, its Subsidiaries or their respective businesses.

      Section 12.3. Enforcement.

      Any Holder may enforce its right to receive a Quarterly Variance Report by appropriate legal action, without the consent of any other Holder or the Trustee. If such Holder prevails in such legal action, the Company shall reimburse such Holder for all reasonable costs and expenses it incurred in commencing and prosecuting such action.

                                  Article XIII.

                                   GUARANTIES

      Section 13.1. Amended Original Guaranty.

      (a) The Mortgage shall not secure any of the Amended Original Guaranty Obligations.

      (b) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CGMI hereby irrevocably and unconditionally guarantees (the "Amended Original Guaranty") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the Indenture Obligations, the Amended Original Guaranty or the Amended Original Guaranty Obligations, that the principal and


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

premium (if any) of and interest on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise.

      (c) The Original Guarantor hereby agrees that its obligations with regard to the Amended Original Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Original Securities, this Indenture or the Original Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of the Original Guarantor. The Original Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that the Amended Original Guaranty will not be discharged except by complete performance of the obligations contained in the Original Securities and the Original Indenture.

      (d) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or the Original Guarantor, any amount (in respect of the Original Securities) paid by either the Original Guarantor to the Trustee or such Holder, in respect of this Amended Original Guaranty, this Amended Original Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Original Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Amended Original Guaranty Obligation.

      (e) It is the intention of the Original Guarantor that the obligations of the Original Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the Amended Original Obligations would be annulled, avoided or subordinated to the creditors of the Original Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that the Amended Original Guaranty was made without fair consideration and, immediately after giving effect thereto, the Original Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Original Guarantor under the Amended Original Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

      Section 13.2. Guaranty.

      (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Security (other than in respect of the Amended Original Guaranty) authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities (other than in respect of the Amended Original Guaranty) will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, Offer to Purchase or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities (other than in respect of the amended Original Guaranty) will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities (other than in respect of the Amended Original Guaranty); and (y) in case of any extension of time of payment or renewal of any Securities (other than in respect of the Amended Original Guaranty) or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

      (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities (other than in respect of the Amended Original Guaranty) and this Indenture (other than in respect of the Amended Original Guaranty).

      (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or any Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

      (d) It is the intention of each Guarantor and the Company that the obligations of such Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that the Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under the Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

      Section 13.3. Execution and Delivery of Guaranty.

      To evidence its Guaranty set forth in Section 13.2, each Guarantor agrees that a notation of the Guaranty substantially in the form annexed hereto as Exhibit E shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

      Each Guarantor agrees that its Guaranty set forth in Section 13.2 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

      If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery that the Guaranty set forth in this Indenture on behalf of each Guarantor.

      Section 13.4. Future Guarantors.

      The Company and each Guarantor covenant and agree that they shall cause each person (other than CDGC and its Subsidiaries) that is or becomes a Subsidiary of the Company or any Guarantor to execute a Guaranty in the form of Exhibit E hereto and will and cause such Subsidiary to execute an Indenture supplemental hereto for the purpose of adding such Subsidiary as a Guarantor hereunder and the capital stock of such Subsidiary owned by the Company or any Subsidiary of the Company shall be pledged, pursuant to an agreement substantially in form of the Pledge Agreement attached hereto as Exhibit F in favor of the Trustee for the benefit of the Holders.

      Section 13.5. Certain Bankruptcy Events.

      Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                  Article XIV.

                                  MISCELLANEOUS

      Section 14.1. TIA Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

      Section 14.2. Notices.

      Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      If to the Company or the Guarantor:

            Capital Gaming International, Inc.
            2701 East Camelback Road
            Suite 484
            Phoenix, AZ  85016
      with a copy to:

            Sonnenschein Nath & Rosenthal
            1221 Avenue of the Americas
            New York, New York 10020
            Attention:  Barry N. Seidel, Esq.

      if to the Trustee:

            U.S. Bank Trust National Association
            180 East 5th Street
            St. Paul, Minnesota 55101
            Attention:  Corporate Finance

      with a copy to:

            Oppenheimer Wolff & Donnelly LLP
            Plaza VII
            45 South Seventh Street
            Suite 3400
            Minneapolis, Minnesota 55402-1609
            Attention:  Michael B. Fisco, Esq.

      The Company, the Guarantor and the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed, when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

      Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      Section 14.3. Communications by Holders with Other Holders.

      Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The

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

Company, the Guarantor, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

      Section 14.4. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 14.5. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      Section 14.6. Rules by Trustee, Paying Agent, Registrar.

      The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

      Section 14.7. Legal Holidays.

      A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to

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

be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      Section 14.8. Governing Law.

      THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

      Section 14.9. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantor or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 14.10. No Recourse against Others.

      A director, officer, employee, stockholder or incorporator, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their reactions. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

      Section 14.11. Successors.

      All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 14.12. Duplicate Originals.

      All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

      Section 14.13. Severability.

      In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      Section 14.14. Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

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

                                    SIGNATURE

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    CAPITAL GAMING INTERNATIONAL, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Attest:
       -------------------

                                    U.S. BANK TRUST NATIONAL
                                    ASSOCIATION, as Trustee

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Attest:
       -------------------

                                    CAPITAL GAMING MANAGEMENT, INC.

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Attest:
       -------------------

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

                                    Exhibit A

                            [FORM OF ACF PROJECTION]

RECEIPTS FROM OPERATION

1. Management Fees:
2.    Mazatzal
3.    Wildhorse
4.    Laguna
5. Total Management Fees

6. TOTAL RECEIPTS FROM OPERATIONS

OPERATING EXPENSES

7. Staffing
8.    Salaries
9a.   Corporate Salaries
            - Executive Management
            - Administrative
9b.   Operating Salaries
9.    Benefits

10. Total Staffing Expenses

11. Legal
      - Law Firms/Projects

12. Professional
      - Sub-Categories

13. Development
      - Sub-Categories

14. Travel
      - Project
      - Sub-Categories

15. Administration
16.   Rent
17.   Equipment

18.   Telephone
19.   Postage
20.   Supplies
21.   Insurance
22.   Dues
23.   Training
24.   Recruiting
25.   Bank Charges
26.   Licenses
27.   Other

28. Total Administration Expenses

29. State Income Tax

30. TOTAL OPERATING EXPENSES

31. TRIBAL NOTE REPAYMENTS
      - Project
      - Sub Categories

32. INTEREST INCOME

33. INTEREST EXPENSE

                                    Exhibit B

                  [FORM OF APPROVED CONFIDENTIALITY AGREEMENT]

___________ ___, 199_

Name: _________________

                   Re: Confidentiality Agreement ("Agreement")

Dear

      In connection with your interests as a bondholder of Capital Gaming International, Inc. (the "Company"), you have requested that from time to time the Company provide you with the ACF Projections, Quarterly Variance Reports (each as defined in the Indenture as defined herein) and monthly profit and loss statements ("Confidential Information") which the Company is obligated to periodically provide to the trustee under that certain indenture dated as of February 17, 1994 as amended and restated as of March 27, 1997, and as further amended and restated as of October , 1998, under which the Company issued $23,100,000 of 12.0% Senior Secured Notes due 2001 (the "Indenture"). You are referred to herein as "Recipient".

      Confidentiality

      By Recipient's signed acceptance of this Agreement, Recipient acknowledges that it will become a Recipient of Confidential Information and its use of such Confidential Information shall be governed by this Agreement. Recipient hereby agrees that it will not disclose such Confidential Information to any other person or entity other than, on a need to know basis, Recipient's retained professional advisors or its parent corporations or affiliates, directors, officers, employees or agents who, prior to such disclosure, will be provided with a copy of this Agreement by Recipient and will acknowledge to the Company in writing that they are bound by the terms hereof. In addition, Recipient will not use any Confidential Information furnished by the Company or its representatives other than in evaluating whether the Company has complied with its obligations under the Indenture.

      Notwithstanding the foregoing, this Agreement shall not apply to any Confidential Information which:

      (1) is now known or in the future becomes generally known or available to the public other than as a result of a disclosure by Recipient;

      (2) prior to disclosure of such Confidential Information, such Confidential Information is or comes into Recipient's legitimate possession on a non-confidential basis;

      (3) is independently developed by Recipient through persons who have not had, either directly or indirectly, access to such Confidential Information and are not obligated to the Company to keep such information confidential; or

      (4) is required to be produced by applicable law or regulation or under order by a court of competent jurisdiction; provided, that the Company, to the extent

______________ ___, 19__
Page 2

            practicable, is given sufficient notice of such action to attempt to obtain a protective order.

      Non-Interference and Non-Circumvention

      Recipient agrees that it shall not use or disseminate any Confidential Information in a manner reasonably expected to, and will not otherwise, interfere with or circumvent the reasonable business interests of the Company, prospective, contractual or otherwise.

      Recipient further agrees that it will not approach, contact or engage in any discussions of any nature whatsoever with respect to the Company or the Confidential Information with any Federal, State or Tribal gaming regulatory authority with jurisdiction over the Company (unless necessary to comply with applicable State or federal law) or any Tribal government official or employee, or any agent or representative of any of the foregoing with respect to any existing Tribal client of the Company. For purposes hereof, an "existing Tribal client" shall mean a Native American Tribe which has an executed management agreement, development agreement or letter of intent with the Company, regardless of the status of appropriate regulatory approval of such agreement.

      Injunctive Relief

      Recipient agrees that the confidentiality, non-interference and non-circumvention agreements made in this Agreement are reasonable in view of the nature of the business in which the Company is engaged. Recipient further acknowledges, for purposes of injunctive relief only, that any breach of this Agreement will cause the Company serious and irreparable harm for which it will have no adequate remedy at law. As a result, the Company will be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief (without the necessity of posting a bond) restraining Recipient from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver or election of remedies with respect to any right to assert any other remedy the Company may have pursuant to this Agreement or otherwise at law or in equity. Recipient agrees to accept service of process by registered mail or personal delivery or by facsimile in any action arising under this Agreement and agrees to submit to the jurisdiction of courts located in the State of Arizona with respect to disputes arising under this Agreement. You agree the courts of Arizona are a convenient forum for any such action.

      Compliance with Securities Laws

      Confidential Information supplied by the Company to Recipient pursuant to this Agreement should not be construed or relied upon as represented or warranted by the Company to be either true and correct in all material respects or that the Confidential Information does not omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The Confidential Information does not constitute or form part of any offer or invitation to sell, or any solicitation of any offer to purchase, any interest in or securities of the Company nor shall it or any part of it or the fact of its distribution to Recipient form the basis of, or be relied on in connection with, any offer, sale or purchase thereof.

______________ ___, 19__
Page 3

      Recipient hereby acknowledges that the Confidential Information is likely to constitute material, non-public information regarding the Company and that the securities laws of the United States may prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company in reliance thereon or from communicating such information to persons under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance thereon.

      Other

      Recipient agrees to destroy or to return all copies of Confidential Information in whatever form to the Company upon request of the Company.

      Except with respect to Confidential Information provided prior to termination of this Agreement as to which this Agreement will continue to apply, this Agreement shall terminate, and be of no further force and effect, upon the earlier of the date (x) such person designated by Recipient becomes a member of the Company's Board of Directors or (y) one year after Recipient ceases to hold securities of the Company.

      This Agreement shall be governed by and construed in accordance with the internal laws (but not conflict of laws principles) of the State of Arizona.

                                    Very truly yours,

                                    CAPITAL GAMING INTERNATIONAL, INC.


                                    By:__________________________________
                                       Name:
                                       Title:

Agreed and Accepted:


By:_________________________
   Name:
   Title:

                                    Exhibit C

                         [FORM OF OFFICERS' CERTIFICATE]

                       CAPITAL GAMING INTERNATIONAL, INC.

                              Officers' Certificate

      Pursuant to Sections 14.4 and 14.5 of the Indenture (as defined herein), the undersigned hereby certify that we are the duly elected and qualified officers of Capital Gaming International, Inc. (the "Company"), and that, as such, we are authorized to execute and deliver this Officers' Certificate on behalf of the Company, with reference to the Indenture dated as of February 17, 1994, as amended and restated on March 27, 1997, and as further amended and restated on April ___, 1998, relating to the Company's 12% Senior Secured Notes due 2001, as amended, supplemented and modified from time to time (as amended, supplemented and modified, the "Indenture") among the Company, the Guarantors named therein and U.S. Bank Trust National Association (f/k/a First Trust National Association), as Trustee, and further certify, represent and warrant as of the date hereof as follows:

            Terms not otherwise defined herein shall have the meaning ascribed them in the Indenture.

            [State the purpose for the Officers' Certificate, i.e., the proposed action requiring an Officers' Certificate].

            We have reviewed Sections [state all applicable sections of the Indenture] and other applicable provisions of the Indenture in connection with the [proposed action].

            We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made other investigations as we deemed appropriate.

            In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not the requirements of Sections [state the same Indenture sections previously stated in paragraph 2] and other applicable provisions of the Indenture have been complied with for [the proposed action].

            The Company's board of directors has met to consider [the proposed action] and has determined [the proposed action] is in the best interest of the Company. It is our opinion that the Company has exercised reasonable business judgment in analyzing [the proposed action] and has determined, in good faith, that [the proposed action] is in the best interest of the Company for the purpose of achieving a favorable return on the Company's investment in [the proposed action].

            In our opinion, all of the requirements of Sections [state the same Indenture sections previously stated in paragraph 2] and other applicable provisions of the Indenture and other applicable conditions and covenants thereof have been complied with in connection with [the proposed action].

            [If action involves a release of collateral, state (a) The outstanding principal amount of the Securities is $__________; and (b) the fair value of the property being released together with the fair value of all other property or securities released since the commencement of the current calendar year does not equal ten percent or more of the current aggregate principal amount of the outstanding Notes.]

            There is no Default or Event of Default under the Indenture or any other document executed in connection thereto and the Company [and the Guarantors, if applicable] has complied with all applicable terms of the Indenture.

            The [proposed action] will not impair any security under the Indenture in contravention of the provisions of such Indenture.

            The officers issuing this certificate are duly authorized to do so.

            The foregoing representations, warranties and certifications are true and correct and the Trustee is entitled to rely on the foregoing in authorizing [and making, if applicable] [the proposed action].

      IN WITNESS WHEREOF, we have hereunto set our names this ___ day of _____________, 199___.

                                    CAPITAL GAMING INTERNATIONAL, INC.


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title: Chief Financial Officer

                                    Exhibit D

                               [FORM OF SECURITY]

                       CAPITAL GAMING INTERNATIONAL, INC.

                       12.0% SENIOR SECURED NOTES DUE 2001

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, or (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE GAMING LAWS AND REGULATIONS.

No. ______                                                       $______________

      Capital Gaming International, Inc., a New Jersey corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____, or registered assigns, the principal sum of ______ Dollars, on 4 years from the Issue Date.

      Interest Payment Dates: May 15 and November 15 of each year commencing November 15, 1997

      Record Dates: May 1 and November 1

      Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated: __________, 1997

                                    CAPITAL GAMING INTERNATIONAL, INC.


                                    By:__________________________________

Attest:

________________________
Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Securities described in the within-mentioned Indenture.


                              ________________________________________
                              U.S. BANK TRUST NATIONAL ASSOCIATION
                              as Trustee

                              By:_____________________________________
                                 Authorized Signatory

Dated:

                      CAPITAL GAMING INTERNATIONAL, INC.

                     12.0% Senior Secured Notes Due 2001

1. Interest

      Capital Gaming International, Inc., a New Jersey corporation (the "Company"), promises to pay interest from the Issue Date on the principal amount of this Security at a rate of 12.0% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 12.0% per annum compounded semi-annually.

      The Company will pay interest semi-annually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30 day months.

2. Method of Payment.

      The Company shall pay principal of and interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

      Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture

      The Company issued the Securities under an Amended and Restated Indenture, dated March 27, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $23,100,000.

5. Redemption.

      The Securities are redeemable in whole or from time to time in part at any time on and after the Issue Date at the option of the Company, at the Redemption Price of 100% of principal amount), together with any accrued but unpaid interest to the Redemption Date. Except as provided in paragraphs 6 and 7 below, the Securities may not otherwise be redeemed.

6. Mandatory Redemption.

      The Company shall redeem $4,620,000 and $18,480,000 of the aggregate principal amount of the Securities issued on the third anniversary of the Issue Date and the fourth anniversary of the Issue Date, respectively, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to the redemption date.

7. Redemption Pursuant to Gaming Laws.

      The Securities may also be redeemed at any time pursuant to, and in accordance with, any order of any Gaming Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement, of any material Gaming License, where in any such case such redemption or acquisition is required because such Holder or beneficial owner of such Security is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

      Any redemption of the Securities shall comply with Article III of the Indenture.

8. Notice of Redemption.

      Notice of redemption will be mailed by first class mail at least 30 days but not more than 45 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $100 may be redeemed in part.

      Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

9. Denominations; Transfer; Exchange.

      The Securities are in registered form, without coupons, in denominations of $100 and integral multiples of $100. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

10. Persons Deemed Owners.

      The Registered Holder of a Security may be treated as the owner of it for all purposes.

11. Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

      If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13. Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Advisory Committee or, at any time as the Advisory Committee does not exist or so as to comply with Section
10.3 of the Indenture, with the written consent of the Holder or Holders of a majority, and in certain cases at least two-thirds, in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Advisory Committee or, at any time as the Advisory Committee does not exist or so as to comply with Section 10.3 of the Indenture, the Holder or Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

14. Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15. Security.

      In order to secure the obligations under the Indenture, the Company, each Guarantor and the Trustee have entered into certain security agreements in order to create security interests in and liens upon certain assets and properties of the Company and each Guarantor.

16. Sale of Assets.

      The Indenture imposes certain limitations on the ability of the Company or its Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, together with accrued interest, if any, to the purchase date.

17. Successors.

      When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18. Defaults and Remedies.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture of the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.

      The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

20. No Recourse Against Others.

      No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21. Authentication.

      This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22. Abbreviations and Defined Terms.

      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not, as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

23. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF ASSIGNMENT]

      I or we assign this Security to __________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

      Please insert Social Security or other identifying number of assignee _________ and irrevocably appoint ________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  __________                       Signed:  _______________________________
     (Sign exactly as your name appears on the other side of this Security)

OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

[ ]   Section 5.14;

[ ]   Article XII.

      If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to be purchased: $_________

Date:  __________                       Signed:  _______________________________
     (Sign exactly as your name appears on the other side of this Security)

                                    Exhibit E

                               [FORM OF GUARANTY]

      For value received, ______________, a __________ corporation, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                    ___________________________________


                                    By:________________________________

                                    Attest:____________________________

                                    Exhibit F



                                PLEDGE AGREEMENT

                                      from

                          BRITISH AMERICAN BINGO, INC.

                                   as Pledgor

                                       to

                        FIRST TRUST NATIONAL ASSOCIATION,
                             a national association,
                              as Trustee under the
                            Indenture relating to the
                          Senior Secured Notes due 2001
                      of Capital Gaming International, Inc.

                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Pledge Agreement"), dated February 17, 1994, between British American Bingo, Inc. (together with its successors and assigns, the "Pledgor") and First Trust National Association, a national association (together with its successors and assigns, the "Trustee"), is made for the benefit of the Holders. As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture (the "Indenture") dated the date hereof, among Capital Gaming International, Inc., the Guarantors referred to therein and the Trustee relating to Capital Gaming International, Inc.'s Senior Secured Notes due 2001 (the "Notes"), as amended from time to time an accordance with the terms thereof.

                              W I T N E S S E T H:

      WHEREAS, Pledgor is a Guarantor of the $135,000,000 of Notes issued by Capital Gaming International, Inc. pursuant to the Indenture; and

      WHEREAS, in order to secure the payment and performance in full of the Indenture Obligations, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the pledge of the Pledged Collateral (as defined below made by the Pledgor to the Trustee for the benefit of the holders of the Notes.

      NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Pledge. As collateral security for the indefeasible payment and performance in full of the Indenture Obligations, the Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Trustee and hereby grants unto the Trustee for the benefit of the Holders and unto their respective successors and assigns, a continuing security interest in all of the right, title and interest of the Pledgor in, to and under any and all of the following described property, rights and interests (collectively the "Pledged Collateral")

            (a) all of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Pledgor identified on Schedule A attached hereto and of any other Subsidiaries of the Pledgor and of any and all Subsidiaries of such Subsidiaries, subject to obtaining the Approvals set forth in Section 2;

            (b) all securities of the Subsidiaries now or hereafter owned or acquired by the Pledgor in any manner, and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any Property described in subsection 1(a) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible, exchangeable or exercisable into Capital Stock of the Subsidiaries or (ii) have or at any time could by their terms have voting rights with respect to any matter affecting the Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the Property described in subsections 1(a) and (b) hereof;

            (c) all securities of any entity issued to the Pledgor or any Subsidiary if at the time of issuance, the entity is or as a result of such issuance becomes a Subsidiary of the Pledgor or such Subsidiary (the property described in subsections 1(a), (b) and (c) being referred to herein collectively as the "Pledged Securities");

            (d) any additional Property of the kind or type described in this
Section 1 required to be supplied under the terms of this Pledge Agreement;

            (e) the indebtedness identified on Schedule B attached hereto (the "Pledged Debt") and all proceeds and products of the Pledged Debt, including without limitation all interest, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

            (f) all additional indebtedness from time to time owed to the Pledgor by any Guarantor of the Notes or by the Riverboat Joint Venture and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

            (g) all proceeds and products of the Pledged Securities, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Trustee for the benefit of the Holders and unto their respective successors and assigns.

      Section 2. Gaming Approvals.

            (a) No Pledged Securities shall be sold, assigned, transferred, pledged or otherwise disposed of, whether pursuant to the Pledge Agreement or the exercise of any right, power or remedy provided for herein or otherwise, unless the grant of the security interest or such other disposition as the case may be, has received in advance any necessary Approvals by the Gaming Authorities with jurisdiction over the issuer of such Pledged Securities, and unless the transferee of such Pledged Securities shall have first obtained any and all licenses, findings of suitability or Approvals required by such Gaming Authorities, or shall have been found to be individually qualified to be licensed, as appropriate. Without limiting the generality of the foregoing, the Approval by such Gaming Authorities shall not constitute permission to foreclose on the same or make any other disposition of the Pledged Securities.

            (b) The Trustee or any other Person who becomes the owner of any Pledged Securities each severally agree to comply with any order or directive of applicable Gaming Authorities requiring such person or persons to submit an application for any license, finding of suitability or other approval.

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


            (c) The provisions of Section 2 of this Pledge Agreement shall not modify or restrict the rights and remedies of the Trustee or any other Person under the Pledge Agreement in any other Pledged Collateral except as provided in
Section 2(a) or (b); provided, the Trustee and other Persons acknowledge, understand and agree that certain Gaming Laws and the regulations thereunder may impose certain licensing or transaction approval requirements prior to the exercise of such rights and remedies under the Pledge Agreement with the respect to the Pledged Securities and other pledged collateral subject to such Gaming Laws and the regulations thereunder.

            (d) Notwithstanding any provision contained in this Pledge Agreement to the contrary, if the granting of a security interest in the capital stock of any Subsidiary shall conflict with any Gaming Laws, the Trustee agrees to (i) release such capital stock from the pledge of this Pledge Agreement to the extent necessary to avoid such conflict or violation, or (ii) take any other action, including filing for applicable Approvals, sufficient to avoid such conflict or violation. The Trustee further acknowledges and agrees that, prior to exercising any remedies set forth in the Pledge Agreement with respect to the capital stock of any of the Subsidiaries subject to or affected by any Gaming Laws, the Trustee shall obtain any and all Approvals as may be required by applicable Gaming Laws.

      Section 3. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents and warrants, covenants and agrees that:

            (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, holds the Pledged Collateral free and clear of all Liens (except for the security interest granted hereunder to the Trustee for the benefit of Holders), and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Pledged Collateral. The Pledged Securities are not subject to any put, call, option or other right in favor of any other person whatsoever.

            (b) The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (c) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and, upon delivery of the Pledged Securities to the Trustee, perfected first priority security interest in the Pledged Securities, securing the indefeasible payment and performance in full of the Indenture Obligations.

            (d) The pledge of the Pledged Debt pursuant to this Pledge Agreement, upon filing of a UCC-1 financing statement, creates a valid and perfected first priority security interest in the Pledged Debt securing the indefeasible payment and performance in full of the Indenture Obligations.

            (e) The Pledgor has the valid right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title hereto against the claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Pledged Collateral as long as this Pledge Agreement shall remain in full force and effect.

            (f) Neither the execution and delivery of this Pledge Agreement by the Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the Pledgor's charter or bylaws,
(ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor is a party, or, (iii) conflict with any law, order, rule or regulation applicable to the Pledgor of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Pledgor or its Properties, (iv) or result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by Pledgor, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Pledgor or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder.

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


            (g) The Pledged Securities as described in Schedule A attached hereto include all of the issued and outstanding shares of Capital Stock of the Subsidiaries, and all outstanding options, warrants or other rights to subscribe for or purchase any Property described in subsection 1(a) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible into capital stock of the Subsidiaries or (ii) have or at any time could by their terms have voting rights with respect to any matters affecting the Subsidiaries.

            (h) Except for the Approvals referred to Section 2, no consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental body, regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Pledged Collateral, and subject to receipt of all applicable Approvals with respect to the exercise of remedies by the Trustee hereunder, such pledge is effective to vest in the Trustee the rights of the Trustee in the Pledged Collateral as set forth herein.

            (i) The Pledgor shall deliver to the Trustee concurrently with the execution of this Pledge Agreement: (i) all certificates, instruments and notes evidencing the Pledged Debt, (ii) all certificates and instruments representing the Pledged Securities described in Schedule A, and (iii) each other item of Pledged Collateral (including all certificates, instruments and notes representing any such Pledged Collateral) immediately upon the Pledgor's acquisition thereof, and in addition, with respect to Pledged Securities, immediately upon receipt of applicable Approvals. Any and all Pledged Securities delivered to the Trustee shall be accompanied by undated duly executed powers in blank and by such other instruments of transfer or documents as the Trustee may reasonably request and the notes evidencing the Pledged Debt shall be assigned in blank and accompanied by such other instruments of transfer or documents as the Trustee may reasonably request. Subject to the provisions of Section 2, the Trustee shall have the right (in its discretion) to hold the certificates representing the Pledged Securities and the notes evidencing the

Pledged Debt in its own name or in the name of its nominee, all in form and substance sufficient to make effective the pledge hereunder and otherwise satisfactory to the Trustee.

            (j) The Trustee shall at all times have full and free access during normal business hours to all of the books, correspondence and records of the Pledgor relating to the Pledged Collateral, and the Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Trustee, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Trustee with regard thereto.

            (k) The Pledgor will comply in all material respects with all requirements of law applicable to the Pledged Collateral or any part thereof and use its best efforts to obtain all Approvals as may be required to effect any of the granting clauses of this Pledge Agreement.

            (l) The Pledgor shall not permit any of the Subsidiaries to issue any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Trustee in accordance with Section 3(h).

            (m) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights or other Pledged Securities, is declared or made, or proposed to be declared or made, by any of the Subsidiaries or any other issuer of Pledged Collateral, all substituted and additional securities or interest issued with respect to the Pledged Collateral and evidenced by certificates shall, subject to receipt of all applicable Approvals, be endorsed in blank by the Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Trustee in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Trustee to be held under the terms of this Pledge Agreement in the same manner as, and as a part of, the Pledged Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall, subject to receipt of all applicable Approvals, be endorsed in blank and delivered to the Trustee with any necessary powers.

            (n) The Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Pledged Collateral prior to delinquency thereof and shall keep all Pledged Collateral free of all unpaid charges whatsoever, unless contested in good faith and appropriate reserves have been set aside in accordance with GAAP.

            (o) The Pledgor has, independently and without reliance on the Trustee and/or any Holder and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement.

            (p) In the event that Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Pledge Agreement and determines it necessary to obtain any Approvals therefor, then, upon the request of Trustee, the Pledgor agrees to use its best efforts to assist and aid the Trustee to obtain as soon as possible any necessary Approvals for the exercise of any such remedies, rights and powers.

      Section 4. Administration of the Pledged Collateral. Subject to the terms of any applicable Approvals, the Trustee shall administer the Pledged Collateral in accordance with the provisions hereof and of the Indenture.

      Section 5. Release and Substitution of Pledged Collateral. The Pledged Collateral shall not be released from the security interest created hereunder and no Property shall be substituted for any of the Pledged Collateral, except
(i) in accordance with the provisions of Article IV and Section 5.14 of the Indenture, (ii) in the case of the release of Pledged Securities of Unrestricted Subsidiaries designated as such in accordance with the provisions of the Indenture, all of which provisions are hereby incorporated herein by reference,
(iii) in accordance with the provisions of Section 19 hereof, and (iv) pursuant to any requirements of any order, decree, rule or judgment in any Gaming Jurisdiction applicable to any Pledgor or any of their Subsidiaries.

      Section 6. Voting Rights, Dividends, Etc.

            (a) Until a Default (as defined below) or an Event of Default (as defined below) shall have occurred and be continuing:

            (i) except as otherwise provided in this Pledge Agreement, the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any agreement giving rise to any of the Indenture Obligations;

            (ii) except as otherwise provided in this Pledge Agreement, the Pledgor shall be entitled to retain and use any and all dividends, distributions or other payments which are certified by the Indenture and paid on the Pledged Collateral in Cash or Property (other than securities which are subject to this Agreement);

            (iii) the Trustee shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting or consensual rights and powers which the Pledgor are entitled to exercise pursuant to the foregoing subparagraph (i) or to receive the dividends, distributions or other payments which the Pledgor is authorized to retain pursuant to the foregoing subparagraph (ii).

            (b) Upon the occurrence of a Default or an Event of Default, but prior to the receipt of all applicable Approvals by the Trustees and Holders, the

Pledgor shall be entitled to exercise the rights provided an Section 6(a)(i) hereof.

            (c) Upon the occurrence and during the continuance of a Default or an Event of Default and in the case of voting and consensual rights, upon receipt of all applicable Approvals, all rights of the Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to subparagraph (i) of Section 6(a) and Section 6(b) hereof and to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to subsection (ii) of Section 6(a) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall then have the sole and exclusive right and authority to exercise all such voting and consensual rights and powers and to receive and retain as Pledged Collateral all such dividends, distributions and other payments. Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this Section 6(c) shall be retained by the Trustee as additional Pledged Collateral hereunder and shall be administered and applied in accordance with the provisions of this Pledge Agreement and the Indenture. All dividends and interest payments which are received by the Pledgor contrary to the provisions of this subsection
(c) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received
(with any necessary endorsement).

      Section 7. Default; Remedies.

            (a) Defined. For purposes of this Pledge Agreement, the terms "Default" and "Event of Default" shall have the respective meanings provided in the Indenture.

            (b) Exercise of Remedies Under the Pledge Agreement. If an Event of Default shall have occurred and be continuing, the Trustee shall, subject to obtaining all applicable Approvals, commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Pledge Agreement and the Pledged Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Pledged Collateral, as it deems appropriate in its sole discretion or as instructed by the Requisite Holders (as defined in Section 7(g) below). If any Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration shall have occurred, in each case in accordance with the terms of the Indenture, any direction to the Trustee to take any action in connection with the aforementioned notice shall be deemed rescinded upon notification by that percentage of Holders necessary to effect such waiver with respect to such Event of Default as provided for in the Indenture.

            (c) Remedies Generally. If an Event of default shall have occurred and be continuing, the Trustee itself or by its agents or attorneys may, subject to obtaining all applicable Approvals, (i) exercise any or all of its rights and remedies hereunder, under the Indenture, Mortgage or any other instrument or agreement securing, evidencing or relating to the Indenture Obligations or under applicible laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York; the "NUCC"), (ii) retain the Pledged Collateral or (iii) sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Trustee's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such other terms as are satisfactory to the Trustee (in its liability for loss or damage). Upon consummation of any such sale, the Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall give the Pledgor 3 Business Days' written notice (which the Pledgor agrees shall be deemed to be reasonable notification within the mean-ing of Section 9-504(3) of the NUCC) of the Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Trustee may fix. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Trustee may, in its sole discretion, determine. The Trustee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit for future delivery, the Pledged Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice and upon receipt of all applicable Approvals. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by suit or suits at law or in equity to exercise its remedies regarding the Pledged Collateral and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Trustee shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Pledgor as hereinbefore provided, the Trustee need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

            (d) Remedies; Obtaining the Collateral Upon Default. The Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, and in addition to the rights and remedies available to a secured party under any applicable provision of the NUCC, or any other applicable law, the Trustee may, subject to receipt of any applicable Approvals.

            (i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof from the Pledgor or any other person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Pledgor's premises where any of the Pledged Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Pledgor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation constituting Pledged Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Trustee or its designee;

            (iii) sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

            (iv) take possession of the Pledged Collateral or any part thereof by directing the Pledgor in writing to deliver the same to the Trustee at any place or places designated by the Trustee, in which event the Pledgor shall at its own expense:

                  (A) forthwith cause the same to be moved to the place or
            places so designated by the Trustee and there delivered to the Trustee;

                  (B) store and keep any Pledged Collateral so delivered to the
            Trustee at such place or places pending further action by the Trustee as provided in this Section 7(d); and

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


                  (C) while any such Pledged Collateral shall be so stored and kept, provide such guard and maintenance services as shall be necessary to protect the same and to preserve and maintain such Pledged Collateral in good condition;

      it being understood that the Pledgor's obligation so to deliver the Pledged Collateral is of the essence of this Pledge Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by the Pledgor of such obligation.

            (e) Preventing Impairment of the Pledged Collateral. Regardless of whether or not there shall have occurred any Default or Event of Default, the Trustee may institute and maintain or cause in the name of the Pledgor or of the Trustee, or any of them, to be instituted and maintained, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Indenture. The Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Trustee's rights in the Pledged Collateral.

            (f) Requisite Holders. For purposes of this Section 7, "Requisite Holders" means the Holder or Holders of 25% of the aggregate principal amount of the outstanding Notes.

      Section 8. Trustee Appointed Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Trustee its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Pledge Agreement and taking any action and executing any instrument, including, without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intended to be created hereunder, that the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an

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


interest; provided, however, that nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted or any part thereof shall give rise to any defense, counterclaim or right of action against the Trustee, unless the Trustee's actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct.

      Section 9. Purchase of Pledged Collateral by Trustee or Holders. At any sale of the Pledged Collateral, whether pursuant to power of sale or otherwise hereunder, the Trustee or any Holder may, to the extent permitted by applicable law and subject to obtaining all applicable Approvals, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by the Pledgor to the extent permitted by law), the Pledged Collateral or any part thereof or an interest therein and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Pledgor for the proceeds of such sale. The Pledgor will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Trustee shall request in connection with any such sale.

      Section 10. Disposition of Proceeds. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other monies held by the Trustee under the provisions of this Pledge Agreement, shall be applied by the Trustee in accordance with the provisions of the Indenture.

      Section 11. Waiver of Claims. Except as otherwise provided in this Pledge Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR THE TRUSTEE'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR

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


ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

            (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Trustee's gross negligence, bad faith or willful misconduct;

            (b) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Trustee's rights and powers hereunder; and

            (c) except as provided in Section 7(c) hereof, all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Pledge Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

      Any sale of, or the exercise of any options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

      Section 12. Remedies Cumulative; No Waiver. Each right, power and remedy of the Trustee provided for herein, in the Mortgage or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Trustee or any Holder provided for herein, in the Mortgage or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder, or under the Mortgage or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit or any Holder or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgor hereunder shall, of itself, entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

      Section 13. Additional Collateral. Without notice or consent of any Pledgor and without impairment of the security interests and rights created by this Pledge Agreement, the Trustee may accept from any person or persons additional collateral or other security for the Indenture Obligations. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Trustee from resorting to such additional collateral or security or to the Pledged Collateral, in any order without affecting the Trustee's rights hereunder.

      Section 14. Further Assurances. The Pledgor agrees (i) that it shall, at its own expense, promptly file or record such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the perfection of the security interests of the Trustee hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and as the Trustee may reasonably request, such instruments to be in form and substance satisfactory to the Trustee, and (ii) that it shall, at its own expense, do such further acts and things and execute and deliver to the Trustee such additional conveyances, assignments, agreements and instruments as the Trustee may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collat-eral or any part thereof or in order to assure and confirm unto the Trustee its rights, powers and remedies hereunder.

      Section 15. Indemnification. The Trustee shall have such indemnity as is provided under Section 8.7 of the Indenture.

      Section 16. Registration Rights, etc.

            (a) If the Trustee determines that the registration of any of the securities included in the Pledged Collateral under, or other compliance with, the Securities Act or any similar federal or state law is desirable, upon or at any time after an Event of Default and acceleration of the Notes, in accordance with Section 7.2 of the Indenture, subject to any applicable Approvals, the Pledgor will use its best efforts to cause such registration or compliance to be effectively made, at no expense to the Trustee or to the Holders, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Trustee. The Pledgor will reimburse the Trustee upon demand for any expenses incurred by the Trustee (including reasonable attorneys' fees) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

            (b) If the Pledgor is unable to effect a public sale of any or all of the Pledged Collateral or if the Trustee determines that it is desirable to sell the Pledged Collateral in one or more private sales, subject to any applicable Approvals, the Trustee may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to distribution or resale. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

            (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any part of the Pledged Collateral valid and binding and in compliance with any and all applicable law, rules, regulations, orders or decrees, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Trustee, as secured party, for which the Trustee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 16 shall be specifically enforceable against the Pledgor and the Pledgor waives and agrees not to assert any defenses against an action for specific performance of such covenants.

      Section 17. Pledgor's Indenture Obligations Absolute. The liability of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (a) any change in the time, place or manner of payment of all or any of the Indenture Obligations, or in any other term of the Indenture, the Notes, any Guaranty or the Mortgage, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Notes, any Guaranty or the Mortgage or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Indenture, the Notes, any Guaranty or the Mortgage; (c) any furnishing of any additional security for the Indenture Obligations or any acceptance thereof or any release or non-perfection of any security interest in Property; (d) any limitation on any party's liability or obligations under the Indenture, the Notes, any Guaranty or the Mortgage; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from the Mortgage, or any other agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of the Holder, pursuant to which a person other than the Pledgor has granted a security interest; or (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor.

      Section 18. Waiver. To the extent permitted by applicable law, the Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indenture Obligations and this Pledge Agreement and any requirement that the Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or entity; provided, however, that the Trustee shall in any event take such care in the handling of any Pledged Securities in its possession as it takes with respect to Property of a similar nature in its possession.

      Section 19. Termination. Upon indefeasible payment and performance in full and satisfaction of all of the Indenture Obligations and all other amounts payable under this Pledge Agreement, this Pledge Agreement shall terminate and the Trustee shall assign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, and shall be at the expense of the Pledgor. At such time, this Pledge Agreement shall no longer constitute a Lien upon or grant any security interest in any of the Pledged Collateral, and the Trustee shall, at the Pledgor's expense deliver to the Pledgor written acknowledgment thereof and of cancellation of this Pledge Agreement in a form reasonably requested by the Pledgor; provided, however, that this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any Pledgor all as though such payment had not been made.

      Section 20. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section 14.2 of the Indenture.

      Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Pledgor may give notice to the Holders at the addresses set forth for them in the register kept by the Registrar under the Indenture or may request that the Trustee notify the Holders at such addresses.

      Section 21. Binding Agreement; Assignment. This Pledge Agreement shall be binding upon and inure to the benefit of the Trustee, the Pledgor and their respective successors and permitted assigns. Neither this Pledge Agreement nor any interest herein or in the Pledged Collateral, or any part thereof, may be assigned by the Pledgor without the prior written consent of the Trustee (which consent shall not be unreasonably withheld). This Pledge Agreement shall be deemed to be automatically assigned by the Trustee to any person who succeeds to the Trustee in accordance with Section 8.8 of the Indenture, and its assignee shall have all rights and powers of, and act as, the Trustee hereunder.

      Section 22. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 23. Amendments. This Pledge Agreement may not be amended or modified, except in accordance with Article X of the Indenture.

      Section 24. Severability. In the event that any provision contained in this Pledge Agreement shall for any reason beheld to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

      Section 25. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

      Section 26. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Trustee.

      Section 27. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or presentation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

      IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Pledge Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and first written above.


                             BRITISH AMERICAN BINGO, INC.

                             By: /s/ John O'Neill
                                --------------------------------------
                                Name:  John O'Neill
                                Title: Executive Vice President


                             FIRST TRUST NATIONAL ASSOCIATION,
                             a national association, as Trustee

                             By:
                                --------------------------------------
                                Name:
                                Title:

      IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Pledge Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and first written above.


                             BRITISH AMERICAN BINGO, INC.

                             By:
                                --------------------------------------
                                Name:
                                Title:


                             FIRST TRUST NATIONAL ASSOCIATION,
                             a national association, as Trustee

                             By: /s/ [ILLEGIBLE]
                                --------------------------------------
                                Name: [ILLEGIBLE]
                                Title: [ILLEGIBLE]

                                   SCHEDULE A

                               Pledged Securities

                                      None.

                                   SCHEDULE B

                                  Pledged Debt

1. Any and all notes and other evidences of indebtedness made by the Tonto Apache Tribe in favor of BAB.

2. Any and all notes and other evidences of indebtedness made by the Umatilla Tribe in favor of BAB.

                            EXHIBIT B TO JOINT MOTION

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CAPITAL GAMING INTERNATIONAL, INC.

      The undersigned, a corporation organized and existing under and by virtue of the New Jersey Business Corporation Act (the "Corporation"), does hereby certify as follows:

      A. In the manner prescribed by N.J.S.A. 14A:9-5 and 14A:14-24, this Second Amended and Restated Certificate of Incorporation was duly authorized and adopted pursuant to:

      (i) the Plan of Reorganization of the Corporation (the "Plan") under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code");

      (ii) the order dated March 31, 1997, entered on that date by the United States Bankruptcy Court of the District of New Jersey (Case No. 96-19829 (JHW)), which order confirmed the Plan under Chapter 11 of the Bankruptcy Code, effective March 19, 1997; and

      (iii) the order dated November 16, 1998, granting the motion to modify the Plan.

      B. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is amended and restated in its entirety as follows to read as hereinafter set forth in full:

      1. Name. The name of the Corporation is Capital Gaming International, Inc.

      2. Registered Agent and Registered Office. The name, address and zip code of the Corporation's current registered agent and registered office are:

            The Corporation Trust Company
            820 Bear Tavern Road
            Suite 305
            West Trenton, New Jersey 08628

      3. Purpose. The purposes for which this Corporation is organized are: To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      4. Capitalization. The aggregate number of Shares which the Corporation shall have authority to issue is five million (5,000,000), without par value, of which two million (2,000,000) shall be designated "Common Stock" and of which three million (3,000,000) shall be designated "Class A Common Stock." As used herein, the term "Shares" shall mean shares of Common Stock and shares of Class A Common Stock.

            Except as otherwise stated herein, the holders of Common Stock and Class A Common Stock shall have all of the rights afforded holders of common stock under the New Jersey Business Corporation Act, including the right to vote on all matters submitted to a vote of the common shareholders and the right to receive the net assets of the Corporation upon dissolution. No nonvoting equity securities of the Corporation shall be issued. This provision is included in this Second Amended and Restated Certificate of Incorporation in compliance with
Section 1123 of the United States Bankruptcy Code, 11 U.S.C. 'SS' 1123, and shall have no further force and effect beyond that required by said section and for so long as said section is in effect and applicable to the Corporation.

      5. Voting Rights of Shareholders.

            (a) Except as may be otherwise provided in this Second Amended and Restated Certificate of Incorporation, by agreement or by law, at all meetings of the shareholders of the Corporation and in case of any actions of the shareholders, the holders of Common Stock and the holders of Class A Common Stock shall vote together as a single class on all actions to be taken by the shareholders of the Corporation.

            (b) (i)The holders of the Common Stock and the Class A Common Stock, voting together as a single class, shall be entitled to elect three (3) directors of the Corporation (the "Common Directors") and (ii) the holders of the Class A Common Stock, voting separately as a single class, shall be entitled to elect no less than one (1) director and no more than four (4) directors (the "Class A Directors"). As used herein, the term "Director" or "Directors" shall mean a Common Director and/or a Class A Director.

            (c) At any meeting held for the purpose of electing Directors, (i) the presence in person or by proxy of the holders of a majority of the aggregate number of Shares of Common Stock and Class A Common Stock then outstanding shall constitute a quorum of the Common Stock and Class A Common Stock for the election of the Common Directors and (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of Shares of Class A Common Stock then outstanding shall constitute a quorum of the Class A Common Stock for the election of the Class A Director(s).

            (d) A vacancy in any directorship (i) elected by the holders of the Common Stock and Class A Common Stock shall be filled only by the vote of the holders of the Common Stock and Class A Common Stock, as provided above, and
(ii) elected by the holders of the Class A Common Stock shall be filled only by the vote of the holders of the Class A Common Stock, as provided above.

            (e) Any action required or permitted to be taken at a meeting of shareholders by statute, this Second Amended and Restated Certificate of Incorporation or the by-laws, other than the annual election or the Directors, may be taken without a meeting if consented to in writing by the minimum number of votes which would be necessary to authorize such action at a meeting of the shareholders at which all shareholders entitled to vote thereon were present and voting. The resolution and the written consent thereto by the shareholders shall be filed with the minutes of the proceedings of the shareholders.

            (f) Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of
(i) the holders of at least a majority of the voting power of all Shares of Common Stock and Class A Common Stock then outstanding, voting together as a single class, and (ii) the holders of at least a majority of the voting power of all Shares of Class A Common Stock then outstanding, voting separately as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 5 or Articles 6 or 10 hereof.

      6. Board of Directors.

            (a) The business and affairs of the Corporation shall be managed and controlled by a Board of Directors (the "Board") consisting of not less than four (4) and not more than seven (7) persons. The Board at all times shall consist of (i) three (3) Common Directors and (ii) not less than one (1) and not more than four (4) Class A Directors. The number of Class A Directors at any given time shall be the number of Class A Directors elected by the holders of the Class A Common Stock.

            (b) At all meetings of the Board and in case of any actions of the Board, a majority of the votes of the Directors elected at the time of the vote shall be an act of the Board; provided, however, that for purposes of such meetings and actions of the Board, (i) each Common Director shall have one (1) vote and (ii) for the Class A Director(s), (w) in the event the holders of the Class A Common Stock have elected one (1) Class A Director at the time of the vote, such Class A Director shall have four (4) votes; (x) in the event the holders of the Class A Common Stock have elected two (2) Class A Directors at the time of the vote, each Class A Director shall have two (2) votes; (y) in the event the holders of the Class A Common Stock have elected three (3) Class A Directors at the time of the vote, the Class A Director first elected (or first nominated in the event that the three (3) Class A Directors were elected simultaneously) shall have two (2) votes and the other Class A Directors shall have one (1) vote each; and (z) in the event the holders of the Class A Common Stock have elected four (4) Class A Directors at the time of the vote, each such Class A Director shall have one (1) vote.

            (c) The participation of the Directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

            (d) Whenever any action is required or permitted to be taken by the Board, such action may be taken without a meeting if consented to in writing by the minimum number of votes which would be necessary to authorize such action at a meeting of the Board at which all Directors then elected were present and voting. The resolution and the written consent thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

            (e) (i) Any Common Director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Shares of Common Stock and Class A Common Stock, voting together as a single class, then outstanding and (ii) any Class A Director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Shares of Class A Common Stock, voting separately as a single class, then outstanding.

      7. Current Board. The Board initially consists of three (3) Common Directors and one (1) Class A Director, and the designated class and name and post office address of each person who serves as such a Director is as follows:

NAME                     DIRECTORSHIP             ADDRESS
----                     ------------             -------
William S. Papazian      Common Director          Capital Gaming International,
                                                  Inc.
                                                  Suite 484
                                                  2701 East Camelback Road
                                                  Phoenix, AZ  85016

Michael Barozzi          Common Director          Capital Gaming International,
                                                  Inc.
                                                  Suite 484
                                                  2701 East Camelback Road
                                                  Phoenix, AZ  85016

Col. Clinton Pagano      Common Director          Capital Gaming International,
                                                  Inc.
                                                  Suite 484
                                                  2701 East Camelback Road
                                                  Phoenix, AZ  85016

Charles B. Brewer        Class A Director         Capital Gaming International,
                                                  Inc.
                                                  Suite 484
                                                  2701 East Camelback Road
                                                  Phoenix, AZ  85016

      8. Limitation of Liability. Pursuant to the provisions of section 14A:2-7(3) of the New Jersey Business Corporation Act, any Director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a Director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders,
(b) not in good faith or involving a known violation of law or (c) resulting in receipt by such person of an improper personal benefit.

      9. Indemnification.

            (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, or if the Board otherwise determines that any proceeding involving a Director, officer, employee or agent could adversely affect the Corporation or any License held by it, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article 9 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which services were or are rendered by such person while a Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article 9 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the Corporation's independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she had met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including the Board, the Corporation's independent legal counsel or the Corporation's shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to an action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested Directors or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.

      10. Divestiture of Shares.

            (a) Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation, outstanding Shares of Capital Stock or Stock Equivalents shall be subject to divestiture by the holders thereof in the following instances:

                  (1) If any Gaming Authority orders, requires or requests the
            Corporation or any Beneficial Owner of Capital Stock or Stock Equivalents to take such action as is necessary, for such Beneficial Owner to divest any or all or such holder's Capital Stock or Stock Equivalents (a "Divestiture Order"), the Beneficial Owner or holder, after being provided written notice of the Gaming Authority's determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Liquidating Trust (a "Trust") administered by an independent trustee appointed by the Board who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter time period as may be required by the Divestiture

            Order) all of the Capital Stock or Stock Equivalents required to be divested by the Divestiture Order at the sole expense of such Beneficial Owner or holder.

                  (2) If any Gaming Authority determines that continued
            beneficial ownership of the Corporation's Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall or may be grounds for the revocation, termination, suspension, nonrenewal, restriction or withholding of any License granted to or applied for by the Corporation or any of its Affiliates, or shall or may be grounds for terminating or suspending any management, consulting or other material contract of the Corporation or any of its Affiliates or otherwise limiting the activities of the Corporation or any of its Affiliates (any of the above, a "License Event"), then the Beneficial Owner or holder, after having been provided written notice of the Gaming Authority's determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board, who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter period as may be required by the Gaming Authority to prevent the occurrence of a License Event) all of the Capital Stock or Stock Equivalents beneficially owned by such Beneficial Owner at the sole expense of such Beneficial Owner or holder.

                  (3) If the Board, in its sole discretion, shall determine that the continued beneficial ownership of any Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall or may, or, when taken together with the beneficial ownership of Capital Stock or Stock Equivalents by any other Beneficial Owner thereof, shall or may, result in a License Event, then the Beneficial Owner or holder, after having been provided written notice of the Board determination, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board, who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve
            (12) months all of the Capital Stock or Stock Equivalents beneficially owned by such Beneficial Owner at the sole expense of such Beneficial Owner or holder.

                  (4) If any Gaming Authority determines that the continued
            beneficial ownership of the Corporation's Capital Stock or Stock Equivalents by any Beneficial Owner thereof shall require the licensure, certification, approval or background investigation of such Beneficial Owner, such Beneficial Holder, after being provided written notice of such requirement, shall immediately transfer the Capital Stock or Stock Equivalents into a Trust administered by an independent trustee appointed by the Board who shall, under the terms of the Trust, be required to sell or otherwise transfer within a period of twelve (12) months (or such shorter period as may be required by the Gaming Authority to prevent occurrence of a License Event) following the earlier to occur of (x) failure of such Beneficial Owner to submit all required information in connection with such requisite license, certification, approval or background investigation to the Gaming Authority and the Corporation within seven (7) days of notice of such determination being sent to Beneficial Owner and (y) failure of such Beneficial Holder to receive such requisite licensure, certification approval or background investigation clearance within sixty (60) days following such notice at the sole expense of such Beneficial Owner or holder.

            (b) The Beneficial Owner's obligation to transfer Capital Stock and Stock Equivalents to a Trust pursuant to Article 10(a)(1), (2), (3) or (4) above may be specifically enforced in any proceeding commenced in any federal or state court of competent jurisdiction, and the Corporation shall be entitled to recover its attorneys fees and costs incurred in connection with such proceeding, as well as any other fees and expenses incurred as a result of the Beneficial Owner's failure to timely divest. This shall be in addition to any other rights and remedies which the Corporation may have against such Beneficial Owner. Failure of the Corporation to provide notice to a Beneficial Owner after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 10 and shall not be a defense to any such action by Corporation.

            (c) Any Trust established pursuant to Article 10(a)(1), (2), (3) or
(4) above shall provide that, unless the prior written approval of the Board is obtained, which may be granted or denied in their sole discretion, the Trustee may only sell the Capital Stock or Stock Equivalents in open market transactions.

            (d) Notwithstanding the provisions of Article 10(a)(1), (2), (3) or
(4) above, the Corporation may, simultaneously with the sending of applicable notice to the Beneficial Owner as provided in such provisions, as the case may be, or at any time prior to complete liquidation of any Trust established thereunder, give notice to its intent to redeem from the Holders the Capital Stock or Stock Equivalents (or such remaining portions which are owned by the Trust) which are owned or held by such Beneficial Holder, and may thereafter redeem such Shares in accordance with subparagraph (e) below.

            (e) Whenever the Corporation has the right to acquire Shares of Capital Stock or Stock Equivalents from the holder thereof pursuant to this
Article 10, the price of the Shares to be purchased shall be equal to the lesser of (i) seventy-five percent (75%) of the Fair Market Value of such Shares or
(ii) seventy-five percent (75%) of the original purchase price paid for such securities by the relevant shareholder, or (iii) such other purchase price as may be required by pertinent federal or state law pursuant to which the purchase is required or made.

                  (1) If there is no other applicable legal requirement, any amount payable to the shareholder by the Corporation will be paid in three (3) equal annual installments pursuant to the Corporation's unsecured promissory note (the "Note") with interest equal to the prime rate, as published from time-to-time in The Wall Street Journal. The Note shall provide the Corporation with the right to prepay the same without premium or penalty. The purchase price of such Capital Stock or Stock Equivalents may be paid in cash, Redemption Securities or any combination thereof.

                  (2) If less than all the redeemable Shares held by such
            shareholders are to be redeemed, the Shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased Shares thereof, selection by lot, or selection in any other manner determined by the Board.

            (f) If the Corporation or a subsidiary thereof owns a riverboat gaming vessel and determines that one or more persons who are not citizens of the United States, as determined under the Shipping Act of 1916, as amended, or the Merchant Marine Act of 1935, as amended ("Foreign Citizens"), own more than twenty-five percent (25%) of the Corporation's outstanding Capital Stock, the Corporation may require the Foreign Citizen(s) who most recently acquired the Shares that bring total Foreign Citizen ownership to more than twenty-five percent (25%) of the outstanding Capital Stock ("Excess Shares") to divest the Excess Shares to persons who are United States citizens. If the Foreign Citizen(s) so directed fail(s) to divest all of the Excess Shares to United States citizens within 30 days after the date on which the Corporation gives written notice to the Foreign Citizen(s) to divest the Excess Shares, the Corporation shall also have the right to conduct a Regulatory Redemption with regard to the Shares that the Foreign Citizen(s) failed to divest as required by the Corporation's notice.

            (g) When any Divestiture Order becomes final and non-appealable, or whenever there is a Gaming Authority or Board determination pursuant to Article 10(a)(2) or (4), or when the Corporation tenders the first installment of consideration for which it may acquire Capital Stock or Stock Equivalents as described in this Article 10, whichever occurs first, the Capital Stock or Stock Equivalents in question shall no longer be entitled to any voting, dividend or other rights, if any, until such time as they have been appropriately placed in a Trust (in which case the Trustee will have the exclusive right to vote such securities) or divested, whereupon all such rights shall be restored respectively from the date of the divestiture.

            (h) The foregoing provisions of this Article 10 relating to required divestiture and permitted redemption by the Corporation of Capital Stock and Stock Equivalents in certain instances, are in addition to, and not in replacement of, any applicable legal requirements.

            (i) The Board shall have the authority to direct the Corporation's transfer agent to transfer Capital Stock or Stock Equivalent consistent with this Article 10 regardless of the consent or acquiescence of the Beneficial Owner or Holder.

            (j) Definitions. Capitalized terms used in this Article 10 shall have the meanings provided below.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in said Rule 12b-2 shall mean the Corporation.

                  "Beneficial Owner" shall mean any Person who, singly or together with any of such Person's Affiliates, directly or indirectly, has "beneficial ownership" of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

                  "Capital Stock" shall mean either the Common Stock or the Class A Common Stock.

                  "Fair Market Value" of a share of Capital Stock or Stock Equivalent shall mean the average Closing Price for such a security over the five (5) most recent days during which securities of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to subparagraph (a) of Article 10; provided, however, that if securities of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the reported closing bid price on the principal United States Securities Exchange registered under the Act on which such security is listed, or, if such security is not listed on any such exchange, the highest closing sales price or bid quotation for such security on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market System) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

                  "Gaming Authority" shall mean any governmental, quasi-governmental, tribal or other private authority or entity or any officer or official thereof, with the power to regulate any form of gaming or interpret or enforce the laws and regulations applicable to any form of gaming that has jurisdiction over any entity in which the Corporation has a direct or indirect beneficial, legal or voting interest, whether now or hereafter in existence.

                  "License" shall mean any license, permit, franchise, certificate, approval, designation or other authorization from any Gaming Authority required to own, lease, operate or otherwise conduct or manage any gaming operation and/or gaming business or activity being conducted or to be conducted by the Corporation or any of its Affiliates, whether now or hereafter in existence.

                  "Person" shall mean any natural person, corporation, firm, partnership, association, government, government agency, or any other entity, whether acting in an individual, fiduciary or any other capacity.

                  "Redemption Securities" shall mean any debt or equity securities of the Corporation, any subsidiary of the Corporation or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part redemption price, in the opinion of nationally recognized investment banking firm selected by the Board (which may be a firm which provides banking or brokerage services to the Corporation), has a value at the time notice of redemption is given pursuant to subparagraph (a)(4) of Article 10, at least equal to seventy-five percent (75%) the Fair Market Value Shares to be redeemed pursuant to subparagraph (a) of Article 10 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject to normal trading activity).

                  "Stock Equivalents" shall mean any warrants, options or any other securities convertible into Capital Stock (whether or not currently exercisable).

      11. Preservation of Tax Benefits. Solely for the purpose of permitting the utilization of the net operating loss carryovers, capital loss carryovers and future deductions (the "Tax Benefits") to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code (as defined below), the following restrictions shall apply during the Restrictions Period (as defined below) unless such restrictions have been waived in accordance with subparagraph (f) of the Article 11.

            (a) Certain Definitions

                  (1) The term "Five Percent Holder" means any person or entity that owns, or that is treated as owning after application of the constructive stock ownership rules of section 382(1)(3) of the Code, five percent (5%) or more of the Shares immediately following the Effective Date of the Plan.

                  (2) The term "Non-Five Percent Holder" means any person that is not a Five Percent Holder.

                  (3) The term "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations (final, temporary and proposed) issued thereunder.

                  (4) The term "Effective Date" means May 28, 1997.

                  (5) The term "Initial Allotment" means that number of Shares of Common Stock or Class A Common Stock owned or to be received by a person immediately following the Effective Date.

                  (6) The term "Transfer" or "Transferred," when applied to any of the Shares, means to issue, sell, transfer, pledge, encumber, grant an option with respect to, or otherwise dispose of an interest in such Shares, but only if such transaction would result in a change in the ownership of such Shares after application of the constructive stock ownership rules of section 382(1)(3) of the Code.

                  (7) The term "Tax Advisor" means the person or persons
            appointed by the Board to exercise the powers set forth in subparagraph (e) of this Article 11.

                  (8) The term "Restriction Period" means that time period
            beginning on the Effective Date and ending on the date determined under subparagraph (f) of this Article 11.

                  (9) The term "Acquire," when applied to any of the Shares, means to purchase or otherwise acquire such Shares. The term "Acquire" includes any acquisition of an interest in Shares, including acquisition of an option to acquire Shares, if such acquisition would result in a change in the ownership of such Shares after application of the constructive stock ownership rules of section 382(1)(3) of the Code.

                  (10) The term "person" includes both entities and natural
            persons.

      (b) Restrictions Imposed Generally on Five Percent Holders.

                  (1) During the Restriction Period, each Five Percent Holder may Transfer up to, but not in excess of, five percent (5%) of such Five Percent Holder's Initial Allotment (hereinafter, such Five Percent Holder's "Unrestricted Shares") without the consent of the Corporation's Tax Advisor. Any proposed Transfer by a Five Percent Holder during the Restriction Period of Shares other than, or in excess of, its Unrestricted Shares must be approved by the Corporation's Tax Advisor.

                  (2) If any Five Percent Holder reduces its ownership of Shares at any time during the Restriction Period to any amount that is less than its Initial Allotment, such Five Percent Holder shall not be permitted thereafter to Acquire any additional Shares during the Restriction Period.

            (c) Stock Escrow. In order to ensure compliance with the trading restrictions imposed on Five Percent Holders, unless otherwise waived by the Corporation, all stock certificates representing Shares issuable to any Five Percent Holder in excess of such holder's Unrestricted Shares shall be held in escrow by the Corporation during the Restriction Period, unless released earlier in connection with an assignment of trading rights (as provided in subparagraph
(d) of this Article 11) or to permit the settlement of a proposed Transfer approved by the Corporation's Tax Advisor. Each Five Percent Holder (or its nominee or depository, if applicable) shall be deemed to be the record owner of, and shall be entitled to vote, all Shares represented by stock certificates held in escrow by the Corporation pursuant to this subparagraph (c).

            (d) Assignment of Trading Rights. At any time during the Restriction Period, any Five Percent Holder may assign to any other Five Percent Holder the right to Transfer an amount of Shares equal to or less than the assignor's Unrestricted Shares that have not, as of the date of the assignment, been Transferred. In the event of such an assignment, the assignor's and assignee's remaining Shares will be appropriately reclassified as restricted and unrestricted to reflect that assignment.

            (e) Consent of the Corporation's Tax Advisor. The Board shall appoint a person or persons to serve as Tax Advisor. The Tax Advisor shall be responsible for considering requests for the Transfer of Shares by Five Percent Holders in excess of their Unrestricted Shares, as provided in this subparagraph
(e). The Corporation shall indemnify the Tax Advisor against any liability to any person for any action taken in the exercise of its discretion under this subparagraph (e).

      Neither the Corporation nor any Five Percent Holder shall issue, sell, Transfer, pledge, encumber, receive a pledge or encumbrance of, grant or Acquire an option with respect to, or otherwise dispose of or Acquire an interest in any Shares (other than, in the case of a Five Percent Holder, its Unrestricted Shares) without obtaining a prior determination from the Tax Advisor as to whether such transaction constitutes a Transfer of such Shares within the meaning of subparagraphs (a)(6) and (b)(1) of this Article 11. If the Tax Advisor determines that such transaction constitutes such a Transfer of such Shares, in the case of a proposed transaction by the Corporation, the Tax Advisor shall notify the Board of such determination, and in the case of a proposed transaction by a Five Percent Holder, the restrictions of this Article 11 shall apply.

      Upon application (hereinafter, the "Application") by any Five Percent Holder (hereinafter, the "Applicant") for the Tax Advisor's consent to the Transfer of any of the Shares held by such Five Percent Holder in excess of such Five Percent Holder's Unrestricted Shares, the Tax Advisor shall send notice to all Five Percent Holders (including the Applicant) of the Application (hereinafter a "Notice of Application"). Such Notice of Application shall specify the number of Shares for which the Applicant seeks approval. Within ten
(10) days of the Notice Effective Date (as defined below) of such Notice of Application, any other Five Percent Holder may notify (hereinafter a "Notification") the Tax Advisor that it requests the right to Transfer a specified amount of its Initial Allotment, which shall not exceed its Initial Allotment multiplied by a fraction, the numerator of which shall be the number of Shares specified in the Application and the denominator of which shall be the Initial Allotment of the Applicant. The Notice of Application or any amendment thereof shall be deemed effective on the date (the "Notice Effective Date") on which the Notice of Application is actually received by the last Five Percent Holder to receive such Notice of Application (as evidenced by a signed receipt or comparable documentary evidence of delivery).

      Following the expiration of such 10-day period, the Tax Advisor shall make a determination as to whether the Transfer of all of the Shares specified in the Application and all Notifications would create an unreasonable risk of loss of or material limitation on the Corporation's use of its Tax Benefits. Such determination shall be made in the Tax Advisor's sole discretion after reviewing all information available to it, including, but not limited to, all Schedule 13Ds filed with the Securities and Exchange Commission with respect to the Corporation. If the Tax Advisor determines the Transfer of all such Shares would not create an unreasonable risk of loss of, or material limitation on, the Corporation's use of its Tax Benefits, it shall notify the Applicant and all other Five Percent Holders of its consent to such Transfers (hereinafter, a "Notice of Final Consent"). If the Tax Advisor determines that it cannot consent to all proposed Transfers, it shall determine the maximum number of Shares the Transfer of which it can approve (hereinafter, the "Maximum Amount") without creating an unreasonable risk of loss of, or material limitation on, the Corporation's use of its Tax Benefits. The Maximum Amount shall be allocated among the Applicant and the other Five Percent Holders that submitted Notifications to the Tax Advisor in accordance with this subparagraph (e), if any, as follows. The Applicant shall be permitted to sell that portion of the Maximum Amount equal to the ratio that the number of Shares specified in the Application bears to the sum of the number of Shares specified in such Application and all of the Notifications submitted to the Tax Advisor in accordance with this subparagraph (e), if any. Each other Five Percent Holder that submitted a Notification shall be permitted to sell that portion of the Maximum Amount equal to the ratio that the number of Shares specified in such Notification bears to the sum described in the preceding sentence. The Tax Advisor shall send Notice of Final Consent to the Applicant and such other Five Percent Holder(s), if any, of the number of Shares that each may sell based on the foregoing calculations, which notice shall constitute final consent to the Transfer of such Shares.

      The Transfer of any Shares pursuant to a Notice of Final Consent shall be completed, (i) in the case of a Five Percent Holder that has submitted a Notification not later than the later of (x) thirty-five (35) days after the Notice Effective Date of the relevant Notice of Final Consent and (y) forty-five
(45) days after the Notice Effective Date of the relevant Notice of Application, and (ii) in the case of the Applicant, not later than thirty-five (35) days after the Notice Effective Date of the relevant Notice of Final Consent. Each Five Percent Holder that Transfer Shares pursuant to a Notice of Final Consent shall give notice to the Tax Advisor that such Transfer has been completed within five (5) days after the Transfer has been completed. If any such Transfer has not been completed by the end of the relevant time period (as determined under the first sentence of this paragraph), final consent shall be deemed to have been withdrawn as to such Transfer by the end of the relevant time period. If a Five Percent Holder that submitted a Notification does not complete such a Transfer by the end of the relevant time period, the Tax Advisor shall consent to the Transfer by the Applicant of a number of Shares (in addition to the number of Shares to be Transferred by the Applicant pursuant to the relevant Notice of Final Consent) equal to the number of Shares the Transfer of which was not completed. In no event, however, shall the Tax Advisor consent to the Transfer by the Applicant of a number of Shares that, in the aggregate, exceeds the number of Shares specified in the Application. The Tax Advisor shall notify the Applicant and all other Five Percent Holders that it has consented to the Transfer of such additional Shares (hereinafter, an "Amended Notice of Final Consent"). The Applicant shall complete the Transfer of such additional Shares within 10 days after the Notice Effective Date of the Amended Notice of Final Consent, and if the Applicant does not do so, consent to the Transfer of such additional Shares shall be deemed to be withdrawn.

      The Tax Advisor shall use its best efforts to take all actions required under this subparagraph (e) as promptly as practicable.

            (f) Restriction Period. Except as otherwise provided in this subparagraph (f), the Restriction Period shall end on the date that is two years after the Effective Date.

      If the Corporation determines either that (i) the Plan does not qualify under section 382(1)(5) of the Code (the "Bankruptcy Exception") or (ii) chooses to make an election under section 382(1)(5)(H) of the Code not to have the Bankruptcy Exception apply to the Plan, then the Restriction Period shall end immediately upon notification thereof by the Corporation to all Five Percent Holders.

      If at any time the Board, in its reasonable business judgment, determines that either (A) the restrictions are not longer necessary to avoid a loss of the Corporation's Tax Benefits or (B) significant Tax Benefits are no longer available to, or reasonably usable by, the Corporation for any reason, including through passage of time, usage, restriction or disallowance, the Board shall declare the Restriction Period terminated. If at any time the Board, in its reasonable business judgment, unanimously determines that the preservation of the Tax Benefits is no longer in the best interests of the Corporation and its shareholders, the Board may declare the Restriction Period terminated.

      The Board may, in its sole discretion, determine that the Restriction Period is to extend beyond the date that is two (2) years after the Effective Date if the Board determines that such extension of the Restriction Period would be in the best interests of the Corporation and its shareholders. In no event, however, will the Restriction Period end later than the date that is three (3) years after the Effective Date.

            (g) Consequences of Prohibited Transfer.

                  (1) Unless a Transfer is permitted under this Article 11 or approved by the Tax Advisor, any attempted Transfer of Shares in excess of the Shares that could be Transferred to the transferee without restriction under this Article 11 shall not be effective to Transfer ownership of such Shares (the "Prohibited Shares") to the purported acquirer thereof, who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto).

                  (2) Upon a determination by the Corporation that there has been or is threatened a purported Transfer of Prohibited Shares, the Corporation may take such action in addition to any action as it deems advisable to give effect to the provisions of this Article 11, including, without limitation, refusing to give effect on the books of the Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

                  (3) The Corporation may require as a condition to the
            registration of the Transfer of any Shares that the proposed transferee furnish the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed transferee of Shares (and of persons to whom an ownership interest of the proposed transferee would be attributed for purposes of section 382 of the Code).

                  (4) All certificates evidencing ownership of Shares that are subject to the restrictions on Transfer contained in this Article 11 shall bear a conspicuous legend referencing the restrictions set forth in this Article 11 substantially in the form as follows (provided that Shares issued prior to the effective date hereof with a similar legend shall be considered to meet the requirements of his
            Article 11(g)(4)):

            "TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE 11 OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CAPITAL GAMING INTERNATIONAL, INC., AND HOLDERS ARE REFERRED TO SUCH SECOND AMENDED AND RESTATED CERTIFICATE FOR A FULL AND COMPLETE UNDERSTANDING THEREOF."

            In addition, the certificate issued to each person that will, pursuant to the distribution under the Plan, beneficially own (within the meaning of Rule 13d-3 under the Act as in effect on the date of the distribution under the Plan) ten percent (10%) or more of the total Shares will bear a conspicuous legend substantially as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C. 'SS' 1145 UNDER AN ORDER CONFIRMING THE PLAN OF REORGANIZATION IN THE CASE ENTITLED IN RE CAPITAL GAMING INTERNATIONAL, INC., CASE NO. 9619829
            (JHW), IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF
            NEW JERSEY. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT BETWEEN CAPITAL GAMING

            INTERNATIONAL, INC. AND CERTAIN OTHER PERSONS, AND HOLDERS ARE REFERRED TO SUCH AGREEMENT FOR A FULL AND COMPLETE UNDERSTANDING THEREOF."

                  (5) The Board shall have the authority to take such other
            action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the shareholders in preserving the Tax Benefits, provided that no such action prevents a Transfer which would otherwise be permitted under this Article 11, and that prior to taking any such other action, the Board shall consider the benefits and detriments of such action to the shareholders of the Corporation as a whole.

                  (6) The Corporation and the Board shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers and other employees and agents in making the determinations and findings contemplated by this Article 11 to the fullest extent permitted by law. Any determination by the Board pursuant to this Article 11 shall be conclusive.

                  (7) If any provision of this Article 11 or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this ____ day of December, 1998.

                                    CAPITAL GAMING INTERNATIONAL, INC.


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                         UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF NEW JERSEY

--------------------------------------------------------------------------------

In re:                                                   Bky. No. 96-19829 (JHW)

                                                 Hearing Date: November 16, 1998
Capital Gaming International, Inc.               Time:         10:00 a.m.

            Debtor.                                                   Chapter 11

--------------------------------------------------------------------------------

                        ORDER APPROVING MODIFICATIONS TO
                       THE DEBTOR'S PLAN OF REORGANIZATION

--------------------------------------------------------------------------------

      This matter came before the Court on the Joint Motion of the Debtor and U.S. Bank Trust National Association, as Indenture Trustee, for an Order Approving Modifications to the Debtor's Plan of Reorganization ("Joint Motion"). By order dated March 31, 1997, this Court previously confirmed, effective March 19, 1997, the Debtor's First Amended and Modified Plan of Reorganization dated March 19, 1997 ("Plan"). Appearances were as noted in the record.

      The Court having considered the Joint Motion and the arguments of counsel at the hearing convened on November 16, 1998, and due and sufficient cause appearing, it is

      ORDERED, DECREED AND ADJUDGED that:

      1. This Court has jurisdiction over the Joint Motion pursuant to 11 U.S.C. 'SS' 1127(b), 28 U.S.C. 'SS''SS' 157 and 1334, and Article XII of the Plan.

      2. Notice of the Joint Motion is proper and adequate, having been served on the United States Trustee, the holders of the 11-1/2% Secured Notes due 2001 ("Old Secured

Notes"), the unsecured creditors holding allowed claims, and all persons who have requested that they be served with copies of all notices filed in the chapter 11 case of Capital Gaming International, Inc. ("Debtor") pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure.

      3. The Debtor has satisfied all requirements of 11 U.S.C. 'SS' 1127.

      4. Pursuant to Bankruptcy Rule 3019, all ballots accepting the Plan shall be treated as ballots accepting the Plan as amended.

      5. The proposed modifications to the Plan as set forth in the Joint Motion are hereby approved, including; without limitation:

            (i) The Second Amended and Restated Indenture attached as Exhibit A to this Order ("Second Amended Indenture");

            (ii) The Second Amended and Restated Certificate of Incorporation attached as Exhibit B to this Order ("Second Amended Certificate"); and

            (iii) The Board of Directors will consist of the following individuals: (a) Col. Clinton L. Pagano (Common Director); (b) William S. Papazian (Common Director); (c) Michael W. Barozzi (Common Director); and (d) Charles B. Brewer (Class A Director).

      6. The Order Confirming First Amended and Modified Plan of Reorganization of Capital Gaming International, Inc. dated March 31, 1997, shall remain in full force and effectexcept to the extent modified by this Order.

      7. U.S. Bank Trust National Association shall fix December 7, 1998, as the record date for distribution of the New Secured Notes, Class A Common Stock, and other property to the holders of the Old Secured Notes.

      8. The Debtor is authorized and empowered to take all steps reasonably necessary to effectuate and implement the Second Amended Indenture and the Second Amended Certificate and to finalize distribution to creditors under the Plan.

      9. December 21, 1998 at 10:00 A.M. is fixed as the date and time to consider the entry of an order closing the Debtor's chapter 11 case.

Dated: November 16, 1998

Camden, New Jersey

                                          /s/ JUDITH H. WIZMUR
                                          ------------------------------
                                          Judith H. Wizmur
                                          United States Bankruptcy Judge